UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                 Washington, D.C. 20549



                        FORM 8-K

                     CURRENT REPORT

           Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934


     Date of Report                                    December 23, 1996
     (Date of earliest event reported)

             BRADLEY PHARMACEUTICALS, INC.
     (Exact name of registrant as specified in its charter)


              New Jersey                33-36120                 22-2581418
     (State or other jurisdiction  (Commission File Number) (IRS
     Employer
        of incorporation)
     Identification Number)


          383 Route 46 West, Fairfield, NJ
     07004
     (Address of principal executive offices)
     (Zip Code)


                      201-882-1505
     (Registrant's telephone number, including area code)


                     Not Applicable
     (Former name or former address, if changed since last report)

                BRADLEY PHARMACEUTICALS, INC.

      ITEM 5.  OTHER EVENTS


          On December 23, 1996, Bradley Pharmaceuticals, Inc. (the "Registrant"), a New Jersey corporation, entered into Amendment Number 5 ("Amendment No. 5") to the Asset Purchase Agreement (the "Purchase Agreement"), dated November 10, 1993, by and between the Registrant and Berlex Laboratories, Inc. ("Berlex"), a Delaware corporation, as amended by Amendment Number One, dated November 19, 1993, Amendment Number
     Two, dated December 9, 1993, by letter agreement, dated December 11,
     1995 and Amendment Number Four, dated January 6, 1996.  Amendment
     No. 5 provides, among other things, that the Registrant make payments of $250,000 on each of December 23, 1996 (the "Effective Date"), December
     31, 1996, January 30, 1997 and February 18, 1997, $700,000 due on
     March 17, 1997; $1.0 million due on May 15, 1997; and $100,000 per month due June 15, 1997 through January 15, 1998.  Payments of
     $500,000 have been made to Berlex representing the December 23, 1996 and December 31, 1996 payments.

          In addition, the Registrant issued to Berlex 1,000,000 Class A shares, approximately 13% of the new public float of 7.7 million shares, which the
  Registrant is required to use its best efforts to cause to be registered with the Securities and Exchange Commission. A copy of Amendment No. 5 is filed as Exhibit 10.1 hereto.

          The Registrants and its subsidiary, Doak Dermatologics, Inc. also granted Berlex a security interest in all of the Registrant and Doak's account receivables to secure the payments of the first $1.7 million in payments and executed a Confession of Judgment in the event the Registrant defaults in timely making any of such $1.7 million in payments. The Security Agreement is filed as Exhibit 10.2 and the Confession of Judgment is filed as Exhibit 10.3.

          It is the intention of the Registrant to use funds from operations and/or additional financing from outside sources to fund the Berlex obligation. The Registrant has no agreements to obtain such additional financing but intends to use its best efforts to obtain additional financing.
     There can be no assurance that the Registrant will be able to obtain such additional financing, or if such additional financing is available, whether the terms of such additional financing will be on terms acceptable to the
     Registrant.

                BRADLEY PHARMACEUTICALS, INC.



     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
     INFORMATION         AND EXHIBITS

               7.1  Amendment No. 5 to Asset Purchase Agreement, dated
                         as of December 23, 1996, between Bradley
                         Pharmaceuticals, Inc. and Berlex Laboratories, Inc.

               7.2  Security Agreement and subsidiary Security Agreement, dated as of December 23, 1996, between Bradley Pharmaceuticals, Inc., and Doak Dermatologics, Inc. and Berlex Laboratories, Inc.

               7.3  Confession of Judgement from Bradley Pharmaceuticals,
                         Inc. and Doak Dermatologics, Inc. with respect to the March 1997 payment.

               7.4  Bradley Pharmaceuticals, Inc. press release dated
                         December 23, 1996.

                BRADLEY PHARMACEUTICALS, INC.



                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BRADLEY PHARMACEUTICALS, INC.




     Date: January 9, 1997    By:/s/ Daniel Glassman
                         Name:  Daniel Glassman
                         Title:    Chairman & Chief Executive Officer

                  BRADLEY PHARMACEUTICALS, INC.


          EXHIBITS INDEX

          Exhibit        Description                                    Page


          10.1           Amendment No. 5 to Asset Purchase                 6
                         Agreement, dated as of December 23, 1996, between Bradley Pharmaceuticals, Inc. and
                         Berlex Laboratories, Inc.

          10.2           Security Agreement and subsidiary Security       27
                         Agreement, dated as of December 23, 1996, between Bradley Pharmaceuticals, Inc., and Doak Dermatologics, Inc. and Berlex Laboratories, Inc.

          10.3           Confession of Judgement from Bradley             71
                         Pharmaceuticals, Inc. and Doak Dermatologics,
                         Inc. with respect to the March 1997 payment.

          99.1           Bradley Pharmaceuticals, Inc. press release      72
                         dated December 23, 1996.

     AMENDMENT NO. 5 TO ASSET PURCHASE AGREEMENT (this
     "Amendment") dated as of December _, 1996, between BRADLEY
     PHARMACEUTICALS, INC. , a New Jersey corporation ("Purchaser"), and BERLEX LABORATORIES, INC., a Delaware corporation ("Seller", and, together with Purchaser, the "Parties") .

                  W I T N E S S E T H:

     WHEREAS, Purchaser and Seller previously entered into an Asset Purchase Agreement dated as of November 10, 1993 as amended by Amendment Nos. I and 2 thereto, by letter agreement dated December 11, 1995 and by Amendment No. 4 thereto dated as of January 5, 1996 (Amendment No. 4) (collectively, the "Original Asset Purchase Agreement") , and desire to further amend the Original Asset Purchase Agreement as provided herein (the Original Asset Purchase Agreement as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time is hereinafter referred to as the "Agreement).

                       AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the Parties agree as follows:

     1.   Defined Terms.

         (a) Capitalized terms used and not defined herein and defined in the Original Asset Purchase Agreement shall have the meanings ascribed to such terms in the Original Asset Purchase Agreement. When used in the Agreement, the term "Agreement means the Agreement as defined above.

    (b) The following definitions shall be added to Section
     1.01 of the Agreement:

     "Amendment No. 5" shall mean Amendment No. 5 to this Agreement.

     "Shares" shall mean one million (1,000,000) shares of the class A common capital stock of Purchaser to be issued by Purchaser to Seller pursuant to Amendment No. 5.

     (c) The following definitions contained in section 1.01 of the Agreement shall be amended to read in their entireties as follows:

     "Security Agreement" shall mean the Security Agreement dated as of the date hereof, executed by

     Purchaser in favor of Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Subsidiary Security Agreement" shall mean the Security
     Agreement dated as of the date hereof, executed by Doak in favor of Seller, and any other security agreement executed after the date hereof by a Subsidiary in favor of Seller, as each may be amended, restated, supplemented or otherwise modified from time to time."

     (d) The term "Effective Date" shall mean the date on which this Agreement is effective and all of the conditions precedent to the effectiveness of this Amendment as described at Section 9 hereof, shall have occurred.

     2. Payment. Sections 2.03(g), (h) and (i) of the Original Asset Purchase Agreement are hereby amended and restated in their entirety as follows:

     (g) Purchaser shall pay and deliver to Seller:

     (i) the sum of $1.7 million which shall be paid via wire transfer of immediately available funds to an account designated by Seller as follows:

     (A) Two Hundred Fifty Thousand Dollars ($250,000) shall be paid on the Effective Date;

     (B) Two Hundred Fifty Thousand Dollars ($250,000) shall be paid on December 31, 1996;

     (C) Two Hundred Fifty Thousand Dollars ($250,000) shall be paid on January 30, 1997;

     (D) Two Hundred Fifty Thousand Dollars ($250,000) shall be paid on February 18, 1997; and

     (E) Seven Hundred Thousand Dollars ($700,000) shall be paid on March 17, 1997 (collectively the "March, 1997 Payment").


     (ii) certificates representing the Shares which shall be delivered to Seller as soon as reasonably practicable following the Effective Date (evidencing 50,000 shares each, i.e. 20 certificates) but in no event later than four (4) Business Days thereafter;

     (iii) the sum of $1 million which shall be paid on May 15, 1997 via wire transfer of immediately available funds to an account designated by Seller; and

     (iv) the sum of $800,000 which shall be paid in monthly installments of $100,000 each on the fifteenth day of each month (the "Monthly
     Payments") commencing June 15, 1997 and ending January 15, 1998 via wire transfer of immediately available funds to an account designated by Seller provided, however; that if such day is not a Business Day, on the Business Day immediately following such day.

     Ninety-one (91) days after the payment in full by Purchaser in accordance with (a) subsection (g)(i), Seller's security interest in the Purchaser Collateral and the Subsidiary Collateral shall terminate, and (b) subsections (g) (iii) and (g) (iv), Seller's security interest in the Collateral described in the Trademark Security Agreement shall terminate; provided, that any such security interest shall be 'terminated on a day during such ninety-one (91) day period with respect to any collateral that is pledged by Purchaser to a bona fide lender as collateral for a loan to be made by such lender to Purchaser or Subsidiary on such day (pro-vided that Seller is provided with reasonably acceptable written evidence that such loan will be 'made on such day). Seller shall take all steps necessary or desirable to effect a release of such security interests. Purchaser hereby acknowledges that the Shares have value as of the date hereof and are a material part of the consideration to be received by Seller.

     (h) his section intentionally left blank;

     (I) his section intentionally left blank;"

     The provisions of Section 2.03(1) of the Original Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

      "For all purposes of this Agreement (including, without limitation, sections 11.01(i) and 11.02 of this Agreement), (a) Purchase Price payment or Purchase Price payments or Purchase Price Payments shall mean each of the payments required pursuant to each of clauses (g) (i),
       (iii) and (iv) (totaling $3,500,000) and (b) the payments referred to in clause (a) immediately preceding constitute part of the Purchase Price. Unless otherwise stated in writing by Seller, the account designated by Seller to which all Purchase Price payments and interest payments shall be made is an account in the name of

         Berlex Laboratories, Inc., Mellon Bank, Pittsburgh, PA, Account No.
              #0009902, ABA #043000261."

     3. Grace Period. The parties further agree that notwithstanding the provisions of Section 11.01 of the Original Asset Purchase Agreement, Purchaser's failure to make the payments described in Sections 2.03(g),
     (iii) and (iv) shall not be an Event of Default of the Agreement unless and until Purchaser shall fail to make all of such payments on or before January 15, 1998. Purchaser's failure to make any of the payments described at Section 2. 03 (g) (i) shall be an Event of Default of this Agreement. In the event Purchaser falls to make one or more payments on the dates described in Section 2.03 (g) (iii) and (iv) , Purchaser shall have a cumulative period of ninety (90) days (the "Grace Period") during which no interest shall be due to Seller. The Grace Period shall not apply to the payments described under Subsection 2.03 (g) (i) . After Purchaser has exhausted the Grace Period, Purchaser shall pay interest to Seller at the Prime Rate plus two percent (2%) on that portion of the payments with respect to which Purchaser shall have failed to made to Seller on its due date. The period with respect to which interest shall be due shall not include the Grace Period. For illustrative purposes only, assume that the payment due on May 15, 1997 is not made until thirty
     (30) days thereafter. Purchaser's failure to make such payment shall not be deemed to be an Event of Default nor shall Purchaser be required to make any payment of interest or late payment with respect thereto.
     Assume further that the monthly payment due June 15, 1997 is not made until sixty-two (62) days thereafter. Purchaser's failure to make such payment shall not be deemed to be an Event of Default. Purchaser shall, however, be required to pay interest to Seller at the Prime Rate plus two percent (2%) of, the two (2) day period by which the payment otherwise due on June 15, 1997 was late in excess of the sixty (60) days remaining on the Grace Period. Purchaser shall not be required to make any other payment of interest or late payment with respect to such payments.

    4. Restrictions on Transfer of Shares. Seller acknowledges that the Shares cannot be sold or transferred except pursuant to an effective registration statement under the Act as defined in Section 5 of this Amendment or a valid exemption from such Registration.
     Seller agrees that prior to Seller offering for sale, transferor assignment some or all of the Shares in a private sale (which shall be deemed to exclude sales pursuant to Rule 144) either through a sale on NASDAQ or on a national securities exchange (an "open Market Sale") or a sale at which the price per share is determined or to be determined by an agreement, written or otherwise, between Seller and the prospective buyer of such shares, not on NASDAQ or on a national securities exchange (an "Agreed Upon Sale"), (Shares to be offered for sale by Seller are herein referred to as the "Offered Shares"), Seller shall provide

     Purchaser with the opportunity to purchase the Offered Shares at the Sales Price (herein defined). Purchaser shall exercise such opportunity by making payment of cash to Seller within five Business Days from Purchaser's receipt of the Sales Notice (herein defined) provided that Purchaser shall, at Seller's request, provide prior to such payment evidence reasonably satisfactory to Seller that (A) the purchase of such Offered Shares by Purchaser will not constitute a purchase in violation of applicable corporate or other applicable law and (B) there will not occur within ninety-one (91) days after the date of such payment any of the events described in Section 11.01(iv) or (v) hereof. In the event Seller makes such a request, such five (5) Business Day period shall be extended by such time as is reasonably required for Purchaser to comply with (A) and (B) above (but in no event more than two (2) additional Business Days). if Purchaser fails to pay for the Offered Shares within five (5) Business Days (as the same may be extended) of Purchaser's receipt of the Sales Notice, Seller may sell such Offered Shares during the next thirty (30) days, in the case of an Agreed Upon Sale, or ninety
     (90) days in the case of an Open Market Sale, free of any right whatsoever of Purchaser to purchase the Offered Shares; provided however, that the sale of the Offered Shares shall, on an Open Market Sale, be made on NASDAQ or on a national securities exchange and in the event of an Agreed Upon Sale be made at a price not less than the Offer Price (as defined below) . In the event Seller does not sell the offered Shares within such thirty (30) (or ninety (90)) day period, the rights contained in this Section 4 shall continue to apply to any proposed private sale by Seller of the Shares as if no Sales Notice had been given. "Sales Price" means (i) in the case of an Open Market Sale, the price per share which is equal to the average of the bid and asked price published in the Wall Street. Journal on the Business Day before the Sales Notice is sent by Seller to Purchaser (or if there is no bid and asked price on such last Business Day, on the most recent day on which a bid and asked price had been published in the Wall Street Journal) or (ii) in the case of an Agreed Upon Sale, the price per share at which Seller proposes to sell the offered Shares (the "Offered Price"). The Sales Notice shall be a written notice entitling Purchaser to purchase the Offered Shares within such five Business Day period and may be sent to Purchaser by fax, overnight mail (by federal express, DHL or some other similar service), personal delivery and/or certified mail, return receipt requested and, in the case of an Agreed Upon Sale, contain the price per share at which Seller proposes to sell the offered Shares. Purchaser's right to buy the Offered Shares shall not apply if the Purchaser's common stock is not listed on NASDAQ or any national securities exchange. The only restrictive legend to be included on the Shares shall be the following legend: "The shares of Class A Common Stock represented by the Certificate have not been registered under the Securities Act of 1933, and cannot be sold or transferred unless and until they are so registered, or unless an exemption is then available. Upon the request of Seller, after the effectiveness of the Registration Statement, such restrictive legend shall be removed from the Certificates then owned by Seller. No buyer of any of the Shares shall have any obligation to determine whether Seller has complied with the provisions of Section 4 hereof and no claim can be asserted against any such buyer in connection therewith, provided that the preceding part of this sentence shall not in any manner excuse any breach by Seller of its obligations to comply with Section 4 hereof. Once the Shares are sold to a third party, Purchaser shall have no rights under this Section 4 hereof with respect to such transferred Shares.

     5. Registration Rights.

     5.1 Defined Terms. As used in this Section 5 the following terms shall have the following respective meanings:

     (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time;

     (b) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the securities laws;

     (c) "Prospectus" shall mean any preliminary Prospectus and final Prospectus (as such may be amended or supplemented) which constitutes Part I of a Registration Statement filed with the Commission;

     (d) "Registration Expenses"' shall mean all expenses arising out of or related to the preparation, filing, amendment (s) and supplementing(s) of a Registration Statement, provided, however, that Registration Expenses shall not include underwriting commission, fees and discounts, if any, attributable solely to the inclusion of Seller's shares in such Registration Statement, and any legal fees and disbursements for counsel to Seller;

     (e) "Registration Statement" shall mean a registration statement filed by the Purchaser with the Commission for a public offering and sale of securities of the Purchaser.

     5.2 Purchaser's Registration, (a) Purchaser agrees that at Purchaser's sole expense, (i) Purchaser shall, no later than April 30, 1997, file on its behalf and on behalf of Seller with respect to the Shares a registration statement in accordance with the Act; and (ii) Purchaser shall use its best efforts to cause

          Such Registration Statement to be declared effective by the commission as soon thereafter as reasonably practicable.

     (b) In addition, whenever Purchaser proposes to register any of its Class
     A Common Stock (or securities convertible into or exercisable for its Class A Common Stock) under the Act for its own account or the account of any stockholder of Purchaser (a "Piggyback Registration"), Purchaser shall give prompt notice to Seller of its intention to effect such a registration and, subject to the remainder of this subsection (b), shall include in such registration all Shares with respect to which Purchaser has received a written request from Seller (which request shall specify the number of Shares for inclusion therein) within thirty (30) days after receipt by Seller of Purchaser's notice. If a Piggyback Registration involves an underwritten offering and if the managing underwriter in good faith advises Purchaser (in writing) that in its opinion the number of securities requested to be included in such Piggyback Registration exceeds the number that can be sold in such offering without. materially adversely affecting the marketability of such offering or the price at which such Securities can be sold, then Purchaser shall be required to include in such Piggyback Registration the maximum number of shares that such underwriter advises can be included, allocated pro rata on the basis on the number of shares each stockholder (including Seller)and Purchaser requests be included in such registration.

     5.3 Registration Procedures. With respect to Purchaser's obligations under this Section 5, if the Purchaser is required to use its best efforts to effect and/or continue the registration of the Shares under the Act (whether in connection with a Piggyback Registration or otherwise), the Purchaser shall:

     (a) File with the commission a Registration Statement with respect to such Shares and subject to Section 5.4(b) below, use its best efforts to cause that Registration Statement to become and remain effective;

     (b) As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than twelve (12) months plus any delay described in Section 5.4(b), or through January 15, 1999, whichever date is later and in either case plus a period equal to the Delay Period (as herein defined);

     (c) As expeditiously as possible furnish to Seller such reasonable numbers of copies of the Prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Seller may reasonably request in order to facilitate the sale or other disposition of the Shares owned by the Seller;

    (d) As expeditiously as possible use its best efforts to register or qualify the Shares covered by the Registration Statement under the securities or Blue Sky laws of such states or jurisdictions as the Seller or the managing underwriter (or sole underwriter, as appropriate) deems appropriate, and do any and all other acts and things that may be necessary or desirable to enable the Seller to consummate the public sale or other disposition in such jurisdictions of the Shares owned by the Seller (including, without limitation, causing all Shares to be listed on NASDAQ or on each securities exchange on which similar securities issued by Purchaser are then listed) ; provided, however, that the Purchaser shall not be required in connection with this Subsection 5.3(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

     (e) Enter into an underwriting agreement with the underwriters designated pursuant to Section 5.4 hereof containing customary terms including representations, covenants, indemnifications and contribution provisions.

         If the Purchaser has delivered Prospectuses to the Seller and after having done so the Prospectus must be amended or supplemented to comply with the requirements of the Act, the Purchaser shall promptly notify the Seller, Seller agrees to cease making offers of Shares immediately upon such request and to return all prospectuses to the Purchaser. The Purchaser shall promptly provide the Seller with revised prospectuses and, following receipt of the revised prospectuses, the Seller shall be free to resume making offers of the Shares. Prior to the filing of any documents with the Commission from time to time pursuant to this Section 5 that names Seller, Seller shall have the right to review and comment on those sections of the Registration Statement, Prospectus and other documents in which Seller is named. Except as provided in the next preceding sentence and except with respect to any written information furnished to Purchaser by Seller, or its underwriter or its controlling person specifically for use in preparation thereof, Purchaser shall cause the Registration Statement, any Prospectuses, all other documents filed with the commission relating thereto to or otherwise in connection therewith, and all amendments and/or supplements to any of the foregoing to comply with the Act and all other applicable laws.

     5.4 Conditions to Registration. The following provisions shall also apply to the registration of Seller's Shares:

     (a) The Purchaser shall, in its sole discretion, select the underwriter or underwriters, if any, who are to undertake the sale and distribution of the Shares to be included in a Registration Statement filed in connection with a Piggyback Registration under the provisions of this Section 5. Purchaser shall have no obligation, in connection with any Piggyback Registration, to use an underwriter or underwriters in connection with the registration rights provided to Seller herein;

     (b) The Purchaser, in connection with a Piggyback Registration, shall have the right to require, if the offering is to be underwritten and includes securities being offered for the account of the Purchaser, that Seller delay any offering of the Shares to be included on their behalf for a reasonable period of time not to exceed ninety (90) days (the "Delay Period") after the effective date of such Registration Statement (upon the Purchaser first having delivered to Seller the written opinion of its managing or principal underwriter to the effect that the inclusion of such securities in the Registration Statement will have a material adverse effect on the marketing of such offering); provided, however, that all officers, directors and five percent (5%) or greater shareholders also delay offering securities to be sold on their behalf for such reasonable period of time;

     (c) Purchaser shall be required to keep the Registration Statement effective (for which purpose the Purchaser shall be required to prepare and file such amendments and supplements to the Registration
     Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective) for the period set forth in Subsection 5. 3 (b) , pursuant to which Seller is entitled to sell Shares and that Seller shall have the right, subject to the approval of the Purchaser, which approval shall not be unreasonably withheld or delayed, to select the underwriter or underwriters, if Seller desires any, who are to undertake the sale and distribution of the Shares to be offered for sale pursuant to such post-effective amendment to the Registration Statement, and that I without limiting the generality of
     Section 5.4 (but subject to section 5.5 below), any additional expenses incurred by reason of the delayed registration of such securities (such as the necessity to file a post-effective amendment) shall be borne solely by the Purchaser;

     (d) In connection with any request for registration, Seller shall be required to furnish the Purchaser with all relevant information concerning the proposed method of sale or other disposition of the Shares, the identity and compensation to be paid to any proposed underwriters, if any, to be employed at the election of Seller in connection therewith, and such other information as may be reasonably required by the Purchaser property to prepare and file such Registration Statement in accordance with applicable provisions of the Act (which includes the rules and regulations thereunder) . Upon request of the Purchaser, such information shall be furnished by Seller in writing.

     5.5 Expenses. in connection with or otherwise relating to registrations on behalf of Seller of any Shares under the Act pursuant to this Section
     5, the Purchaser shall pay all Registration Expenses; provided, however, that the Seller shall be required to bear that portion of the underwriting commissions, fees and discounts, if any, attributable solely to the inclusion of Seller's shares in such Registration Statement and the inclusion of Seller's Shares in the related filings under securities or Blue
     Sky laws of the several states; and further provided that the Seller shall pay the legal fees and disbursements of counsel to Seller.

     5.6 Indemnification.

     (a) In connection with or otherwise relating to the registration of any Shares under the Act pursuant to the provisions of this Amendment, the Purchaser agrees to indemnify and hold harmless and defend the Seller, each underwriter, if any, of such Shares, each other person, if any, who controls Seller or any such underwriter within the meaning of the Act, and Seller's officers, directors and counsel from and against any and all losses, claims, damages, liabilities, joint or several, to which such Seller, underwriter or controlling person or Seller's officers, directors and counsel may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Act or any Prospectus contained therein or related thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Seller, underwriter, controlling person or Seller's officers, directors and counsel for any legal or any other fees or expenses reasonably incurred by such Seller, underwriter, controlling person or Seller's officers, directors and counsel in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Purchaser will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or such Prospectus in reliance upon and in conformity with written information furnished to the Purchaser by the party seeking indemnification.

     (b) In connection with or otherwise relating to the registration of any Shares under the Act pursuant to the provisions hereof, Seller agrees to indemnify and hold harmless the Purchaser, each person who controls the Purchaser within the meaning of the Act, and each officer and director of the Purchaser from and against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, such controlling person or any such officer or director or counsel may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged true statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act or any Prospectus contained therein, or arise out of or are based upon the omission of alleged omission to state therein a material fact required to be stated therein of necessary to make the statements therein not misleading, which untrue statement: or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Purchaser by Seller or controlling person or Sellers officers, directors and counsel specifically for use in connection with the preparation thereof; and will reimburse the Purchaser, each such controlling person and each such officer or director for any legal or any other fees and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability of action.

     (c) Each person entitled to indemnification hereunder (an Indemnitee) agrees, as soon as is reasonably practicable after the receipt of notice of any claim or action against it, to notify the party from whom indemnity may be sought hereunder ("Indemnitor") in writing provided that any such failure to promptly provide such notice shall not excuse the Indemnitor from its obligations hereunder except to the extent the Indemnitor is actually prejudiced thereby, and the Indemnitor shall assume the defense of any such claim or action (and the cost thereof) by counsel of the Indemnitor's own choosing, who shall be reasonably satisfactory to such Indemnitee. Each Indemnitee shall have the right to employ separate counsel in connection with any such claim or action and to participate in the handling or defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of such counsel has been specifically authorized by the Indemnitor or the Indemnitor shall not have employed counsel to have charge of the defense of such action or claim or such Indemnitee shall have reasonably concluded that there may be defenses available to the Indemnitee (in which case the Indemnitor shall not have the right to direct the defense




                          -15-
     of such action on behalf of such Indemnitee) , in any of which events such fees and expenses shall be borne by the Indemnitor. The
     Indemnitor, shall be free to settle any claims of action in respect to which indemnity may be sought against it pursuant to this Subsection
     (c); provided, however, that the Indemnitor shall not settle any such claim or action if such settlement would result in the imposition against Indemnitee of a judgement, decree or order in the nature of equitable relief or otherwise require an acknowledgment of wrongdoing unless the Indemnitor, has obtained the prior written consent of such Indemnitee (which consent shall not be unreasonably withheld).

     5.7 Compliance with Rule 144. The Purchaser shall take such actions pursuant to or otherwise in connection with Rule 144 of the Commission under the Act as is necessary to enable the Seller to make sales of Registrable Shares pursuant to that Rule.

     5.8 Assignment. Seller's rights under this Section 5 may be assigned by Seller to a transferee or assignee of any of the Shares, provided that Purchaser is given written notice of such assignment at the time of or within a reasonable time after the assignment, stating the name and address of the transferee or assignee and identifying the number of Shares with respect to which such rights of Seller are being assigned.

6. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

        (a) Organization and Good Standing; Subsidiary. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified as a foreign corporation in good standing and is authorized to do business under the laws of the State of New Jersey.

     (b)Authority. Seller has full corporate power and authority to execute and deliver this Amendment and the other agreements, documents and instructions executed and delivered and/or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of the Seller to authorize the execution, delivery and performance by Seller of this Amendment and of such other agreements, documents and instruments and to consummate the transactions contemplated hereby and thereby have been duly and properly taken and obtained. This Amendment has been duly executed and delivered by Seller and constitutes., and such other agreements, documents and instruments when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms. The execution and delivery by Seller of this Amendment and such other agreements, documents and instruments and the consummation by Seller of the transactions contemplated hereby and thereby will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) or cause a Lien under, the corporate charter or by-laws of Seller or any indenture, mortgage, lease, agreement or other instrument to which Seller is a party or by which Seller or its properties or assets is bound, except for any violations, conflicts, breaches or Liens which individually or in the aggregate would not have a material adverse effect on the business currently conducted by Seller. No approval, authorization, consent of other order of, action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Seller of this Amendment or such other agreements, documents and instruments or the consummation by Seller of the transactions contemplated hereby or thereby.

     (c)Security. Seller has no security interest in any asset of Purchaser or Doak except for its security interest in the Collateral, as that term is defined in and pursuant to the Trademark Security Agreement as amended and the security interests created by the Security Agreement and the Subsidiary Security Agreement.

     (d)Disclosure. No representation or warranty by Seller in this Amendment contains or will contain any untrue statement of material fact or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

7. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

     (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Doak is the only Subsidiary of Purchaser.

     (b)Authority. Purchaser has full corporate power and authority to execute and deliver this Amendment and the other agreements, documents and instruments executed and delivered and/or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken to authorize such execution, delivery and consummation have been duly and properly taken and obtained. This Amendment has been duly executed and delivered by Purchaser and constitutes, and such other agreements, documents and instruments when duly executed and delivered by Purchaser will constitute, legal, valid and binding obligations of Purchaser enforceable against it in accordance with their respective terms. The execution and delivery by Purchaser of this Amendment and such other agreements, documents and instruments and the consummation by Purchaser of the transactions contemplated hereby and thereby will not violate any law, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) or cause a Lien under, the corporate charter or by-laws of Purchaser, or any indenture, mortgage, lease, agreement or other instrument to which Purchaser is a party or by which Purchaser or its properties or assets is bound, except for any violations, conflicts, breaches or Liens which individually or in the aggregate would not have a material adverse effect on the business currently conducted by Purchaser or its assets (except Liens running in favor of Seller). No approval, authorization, consent or other order of, action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Purchaser of this Amendment and/or the execution and delivery by Purchaser of such other agreements, documents and instruments or the consummation by Purchaser of the transactions contemplated hereby or thereby, except for filings and notices required by the commission or pursuant to any securities law affecting Purchaser and Doak, in connection with this Agreement.

     (c) SEC Documents. Purchaser has furnished Seller with a true and complete copy of each report, schedule, registration statement and a definitive proxy statement filed by Purchaser with the SEC since January 1, 1995 (the "Recent Purchaser SEC Documents") which are all the documents (other than preliminary material) that Purchaser was required to file with the SEC since January 1, 1995. Except as set forth in Purchasers Form IO-QSB filed with respect to the period ending on September 30, 1996, as of their respective dates, and subject to any qualifications contained herein, none of the Recent Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Except to the extent information contained in any Recent Purchaser SEC Document has been revised or superseded by a later filed Recent Purchaser SEC Document, and subject to any qualifications contained therein, none of the Recent Purchaser SEC Documents currently contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Except. as set forth in Purchaser's Form 10-QSB filed with respect to the period ending on September 30, 1996, the financial statements of Purchaser and Doak included in the Recent Purchaser SEC Documents comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with

     US GAAP applied on a consistent basis during the periods involved
     (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules applicable to the preparation of reports on Form l0-QSB promulgated by the SEC) and fairly present (subject, in the case of unaudited statements, to normal audit adjustments) the consolidated financial position of Purchaser and Doak as at the respective dates thereof and the consolidated results of their operations and changes in cash flow for the respective periods then ended.

     (d) Absence of Certain Changes or Events. Since September 30, 1996, there has not been or otherwise occurred any event which has had or, to the best of Purchaser's knowledge, could have a material adverse effect on the business, financial condition or results of operations of Purchaser and Doak taken as a whole.

     (e) Capitalization.  As of the date prior to the date hereof,
     (i) the authorized capital stock of Purchaser consists of 26,400,000 shares of Class A Common Stock and 900,000 shares of Class B
     Common Stock, 2,000,000 shares of Preferred Stock and none other;
     (ii) (A) 6,692,267 shares of Class A Common Stock, (B) 431,552 shares of Class B Common Stock and 0 shares of preferred shares are issued and outstanding; and (iii) 2,600,000 shares of Common Stock were reserved for issuance upon exercise of options granted pursuant to Purchaser's 1990 Stock Option Plan, 960,000 shares of Class A common stock are reserved for issuance under the unit purchase option plan for D.H. Blair & Co. arising out of a December, 1993 private placement; warrants to acquire 60,000 shares of Claps A common stock at $4.50 per share held by Upsher-Smith Laboratories, Inc. expiring December 15, 1997 and warrants to acquire 150,000 shares of Class
     A common stock at $4.50 per share are held by Tsumura International
     Inc. expiring March 30, 1998. There are no other authorized shares of capital stock (preferred or otherwise) of any kind or nature whatsoever of Purchaser. Except as provided in clause (iii) of the next preceding sentence, there are no options, warrants, subscriptions, or other rights, agreements or commitments of any kind or nature whatsoever which may, does or could directly or indirectly require the issuance, sale or transfer by Purchaser of any shares of capital stock of Purchaser, including, without limitation, any securities convertible into or, exchangeable or exercisable for, or otherwise evidencing the right to acquire, any shares of capital stock of Purchaser. All of the Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, and are free and clear of all Liens excluding liens or encumbrances caused or created by Seller. Purchaser has not amended, restated or otherwise modified either its certificate of incorporation or its by-laws from that provided by Purchaser to Seller in connection with Amendment No. 4. The last amendment of such document was October 21, 1991.

     (f) Agreements with Affiliates. There are no agreements or other arrangements between or among Purchaser or any Subsidiary, on the one hand, and any Affiliated Person, on the other hand, except as described in the Recent Purchaser SEC Documents.

     (g) Disclosure. No representation or warranty by Purchaser or Doak in this Amendment or any other agreement, document or instrument executed and delivered or to be executed and delivered by Purchaser or Doak pursuant hereto or in connection herewith, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

     8. Amendment of Section 11.01. (a) The parenthetical at the end of clause (vi) is hereby deleted.

     (b) A new clause (vil) is hereby added to Section 11.01, to read in its entirety as follows:

         " (vii) A registrar on statement respecting the Shares either (A) has not been filed by the date set forth in Section 5.2 or (B) shall cease to be effective for an aggregate of sixty (60) days unless the reason for any such event is the fault of Seller or circumstances outside the control of Purchaser."

     9. Condition Precedent to Effective Date. This Agreement shall not become effective until the date the following have occurred:

     (a) Purchaser shall have made the Two Hundred Fifty Thousand
     Dollars ($250,000) payment described at Section 2. 03 (g) (i) (A) ;

     (b) The parties shall have executed and delivered the other documents and agreements listed on Schedule A, contemplated by this Amendment, the Security Agreement and the Subsidiary Security Agreement, all in form and substance reasonably satisfactory to Seller.

     Reference is made to that certain letter agreement dated December 9, 1996 pursuant to which Seller agreed to extend the date of the $2.6 Million payment due from Purchaser pursuant to the Original Asset Purchase Agreement as the same shall have been effective prior to this Amendment No. 5, from December 9, 1996 to December 19, 1996 (the "Extension Letter") . Notwithstanding any requirement of the Extension Letter that payment be made to Seller pursuant to this Amendment No. 5 on or before December 19, 1996, and without limiting the other provisions thereof, Purchaser's failure to make payment on December 19, 1996 shall not be deemed to be an Event of Default unless the Effective Date shall not occur on or prior to December 23, 1996.

     10.Amendment of Section 12.10. The following phrase is hereby added to Section 12.10 on the 9th line thereof between the words "sitting therein" and the words ", and each such party,":

     "(Provided that, anything to the contrary notwithstanding contained herein, to the extent that the Courts of New York provided for above decline to or cannot exercise jurisdiction over any subject matter in whole or in part, any actions, proceedings and other matters which were permitted hereunder to be brought in the Courts of New York may be brought in any state or federal court in New Jersey) ."

     11.Release. Purchaser, on behalf of itself and Doak, hereby completely and forever waives, releases and discharges any claims, demands, liabilities, agreements or other obligations of any kind and nature whatsoever that either Purchaser or Doak or both has had, now has or hereafter may, could or shall have against Seller and/or its officers, directors and controlling persons with respect to any of the matters relating to or otherwise in connection with this Agreement (including, without limitation, the sale of the business by Seller to Purchaser on or about December 10, 1993, including any claims previously raised in writing by Purchaser, whether or not addressed to Seller), except, and only except, the obligations of Seller (a) pursuant to Sections 4, 5 and 6 of Amendment No. 5; and (b) to indemnify Purchaser in respect of claims which are in the nature of product liability claims asserted by individuals for personal injury, and then only to such extent (and none others) pursuant to Section 9.05(b) of the Original Asset Purchase Agreement.

     12.Confidentiality. Except in connection with an Event of Default, Seller agrees to treat as confidential and not to disclose or use for purposes of investment or trading for its own account or the account of others, any information of a confidential or proprietary nature ("Confidential Information") concerning Purchaser or Doak (i) unless such information is or becomes a matter of public record through no fault of Seller or Seller can demonstrate such information was known by Seller prior to such disclosure, (ii) except for any information given to Seller by any third party unless Seller knew or had a reasonable reason to believe that such third party did not have a right to give such information to Seller and (iii) except as Seller reasonably believes may be required by any applicable law. In no event shall Seller use any Confidential Information in violation of federal or state securities laws.

     13Miscellaneous.

     (a)Survival. The representations, warranties, covenants and agreements contained in this Amendment and in any agreements, documents or instruments delivered pursuant to this Amendment, shall survive the closing of the transactions contemplated by this Amendment and shall remain in full force and effect.

     (b) Expenses. Purchaser and Seller confirm that, in connection with and in satisfaction of Purchaser's obligation to reimburse Seller for Seller's attorneys and other fees incurred in connection with or otherwise relating to this Amendment (including in connection with the other agreements, instruments and documents delivered pursuant to or in connection with this Amendment), Seller has agreed to accept. and Purchaser has agreed to pay Seller $25,000, and Purchaser will make such payment on or before January 31, 1997.

     (c) Further Assurances. From and after the date hereof, upon request and at the cost and expense of Seller (except as otherwise provided in this Amendment), Purchaser shall (and shall cause Doak and the other Subsidiaries to) take, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be required to carry out the transactions contemplated in this Amendment and/or the other agreements, documents or instruments delivered pursuant to or in connection with this Amendment.

     (d) Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

   (e) Publicity. Each party shall be solely responsible for any press release or any other public announcement it issues with respect to this Amendment or the transactions contemplated hereby provided that, without limiting the generality of the preceding clause, Purchaser shall provide Seller with at least two Business Days opportunity to comment on the press release Seller intends to issue upon the execution of this Amendment. Except where required by law, each party shall provide the other with reasonable advance notice of any such press release or public announcement relating to this Amendment and the transactions contemplated hereby and by the Original Asset Purchase Agreement.

     (f) Severability. If any provision of the Agreement (including this Amendment No. 5) or the application thereof to any Person(s) or circumstances) shall be invalid of unenforceable to any extent, (i) the remainder of this Agreement and the application of such provision to other Person(s) or circumstances) shall not be affected thereby and (ii) each such provision shall be enforced to the greatest extent permitted by law.

     (g) Counterparts. This Amendment may be executed in two or more counterparts (and via fax), each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

     (h) Limited Amendment. The provisions of the Original Asset Purchase Agreement (including the provisions of Section 6.15 thereof), as amended by this Amendment, shall remain in full force and effect, and except as expressly provided herein, shall remain unamended. The provisions of all of the other agreements, documents and instruments executed and delivered in connection with the original Asset Purchase Agreement shall remain in full force and effect and shall remain unamended. In the event of a conflict between the terms of this Amendment, and the terms of the Original Asset Purchase Agreement, the terms of this Amendment shall be controlling. Notwithstanding anything to the contrary contained in the Agreement" the terms "Security Agreement" and "Subsidiary Security Agreement" shall have the meaning given them in Amendment No. 5, and, accordingly, the Security Agreement and the Subsidiary Security Agreement shall be deemed not to have terminated for purposes of Section 6.09 and the last two sentences of Section 6.10 (but not Section 6.14) of the Agreement.

     (i) References to the Agreement.. From and after the date hereof, all references to the Original Asset Purchase Agreement in the other agreements, documents and instruments executed and delivered in connection with the Original Asset Purchase Agreement shall mean the Agreement.

     (j) Amendment of Section 6. 14 (e) Section 6. 14 (e) is hereby amended to add the words "and/or Amendment No. 5" after the words
     "Amendment No. 4" in the two places in which the words "Amendment
     No. 4" appear.

     (k) Third Party Beneficiaries. Notwithstanding Section 12.16, the individuals and/or entities other than Seller and Purchaser which are referred to in Section 5 of this Amendment are intended third party beneficiaries of such Section 5 and shall have the right to fully enforce such provisions as fully as if they were a party hereto.

(1) Warehouseman's Letter. Purchaser shall use its best efforts to obtain a letter, substantially in the form of Exhibit A hereto, from the Warehouseman operating the warehouse in Memphis, Tennessee where Purchaser and Doak accounting inventory.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


     BRADLEY PHARMACEUTICALS, INC.


     By:
     Name: Daniel Glassman
     Title: Chief Executive Officer

     BERLEX LABORATORIES, INC.

     By:
     Name: Wolfgang Kunze
     Title: Vice President

     (1) Warehouseman's Letter. Purchaser shall use its best efforts to obtain a letter, substantially in the form of Exhibit A hereto, from the Warehouseman operating the warehouse in Memphis, Tennessee where Purchaser and Doak accounting inventory.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


     BRADLEY PHARMACEUTICALS, INC.


     By:
     Name: Daniel Glassman
     Title: Chief Executive Officer

     BERLEX LABORATORIES, INC.

     By:
     Name: Wolfgang Kunze
     Title: Vice President

                       SCHEDULE A
     Seller shall have received fully executed copies of:
     1.     Security Agreement.
     2.      Subsidiary Security Agreement.
     3. Form UCC-ls covering Bradley Pharmaceuticals, Inc.'s ("Bradley") and Doak Dermatologics, Inc. Is ("Doak") accounts receivables.
     4. Account Debtor Letters from Bradley and Doak to be held in escrow.
         5. Confession of Judgement from each of Bradley and Doak with respect to the March, 1997 Payment.
     6. Account Report as of Friday, December 20, 1996 (If not available on the Effective Date, to be delivered not later than December 27,
     1996).
     7. Assignment of Letters of Credit from Bradley and Doak to be held in escrow.
     8. Opinion of Witman Stadtmauer & Michaels, P.A.
     9.Officer's Certificate (together with Board resolutions) from Bradley and Doak.

          SECURITY AGREEMENT dated as of December 23, 1996, between BRADLEY PHARMACEUTICALS, INC., a New Jersey corporation ("Purchaser"), and BERLEX LABORATORIES, INC., a
     Delaware corporation ("Seller'').

         WHEREAS, Purchaser and Seller have entered into that certain
     Purchase Agreement dated as of November 10, 1993, as amended by Amendment Nos. 1 and 2 thereto, by the letter agreement dated
     December 11, 1995, and by Amendment No. 4 thereto (the "Original
     Asset Purchase Agreement"), pursuant to which Purchaser agreed to purchase all right, title and interest in and to certain assets of Seller; and

         WHEREAS, Purchaser has requested that Seller make certain modifications to the timing of the payments required pursuant to the Original Asset Purchase Agreement as provided in Amendment No. 5 to the Original Asset Purchase Agreement dated as of the date hereof (the "Amendment"; the Original Asset Purchase Agreement, as amended by the Amendment, and as may be further amended, restated, supplemented or otherwise modified from time to time is hereinafter referred to as the "Purchase Agreement" or "Asset Purchase Agreement"), and Seller's agreement to make such modifications and to execute and deliver the Amendment is conditioned upon, among other things, execution by Purchaser of this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Purchase Agreement,

     Purchaser and Seller hereby agree as follows:

         SECTION 1. Definition of Terms Used Herein. All capitalized terms used herein but not defined herein and defined in the Original Asset Purchase Agreement shall have the meanings ascribed to such terms in the Original Asset Purchase Agreement.

         SECTION 2. Definition of Certain Terms Used Herein. As used herein the following terms shall have the following meanings:
         "Account" shall mean all items described or otherwise included in the UCC definition thereof (in all cases whether now owned or hereafter acquired or created by Purchaser and wherever located) and all of the following, whether or not so described or included and without limiting the generality of the foregoing (in all cases whether now existing or hereafter acquired or created): all obligations of any kind or nature at any time due or owing to Purchaser and all other rights of Purchaser to receive payment pursuant to or arising from the sale of inventory or other pharmaceutical products and/or the provision of services (whether classified under the UCC or the law of any other state as accounts, accounts receivable, instruments, contract rights, chattel paper, general intangibles, or otherwise).

     "Account Reports" shall mean, collectively, each account report in substantially the form of Exhibit A hereto to be delivered by Purchaser to Seller contemporaneously herewith and on a semi-monthly basis after the date hereof pursuant to Section 5 hereof.

         "Agreement" shall mean this Security Agreement as amended, restated, supplemented or otherwise modified from time to time.

         "Books and Records" shall mean all of the books and records of Purchaser (including, without limitation, all computer programs, discs or tape files, printouts and other computer prepared information and the equipment containing such information) indicating, summarizing, evidencing or otherwise containing information relating to, including, without limitation, any which would or may otherwise be necessary for the realization on, any of the Collateral.

         "Collateral" shall mean all the following, whether now owned or hereafter-acquired or created by Purchaser: (a) all Accounts, (b) all guarantees of, and security or other Liens for payment of any Accounts (including, without limitation, all rights of Purchaser under or in connection with each letter of credit issued to or for the benefit of Purchaser, including, without limitation, all rights to receive the proceeds thereof), (c) all files, correspondence, customer lists, computer programs, tapes, discs and related data processing software, general ledgers, accounts ledgers, other information respecting Accounts (including any identifying any Account debtor or the amount owed by same), and all other Books and Records, (d) all rights and remedies which Purchaser might exercise with respect to any of the foregoing, and (e) all Proceeds and products of the items described in the preceding clauses in this definition of Collateral, provided, however, that Collateral shall not include any trademarks or similar items of intellectual property.

         "Event of Default" shall have the meaning assigned to such term in the Purchase Agreement.

         "Obligations" shall mean, collectively, (a) the principal under the March 1997 Payment (as defined in the Purchase Agreement) and interest payable under the Purchase Agreement in connection therewith (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim therefor is allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration or otherwise, (b) all other monetary obligations, including fees, costs, expenses (including, without limitation, attorneys fees and expenses) and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim




                          -28-

     therefor is allowed or allowable in such proceeding), of Purchaser to Seller under each of the Purchase Agreement and each other
     Operative Document with respect to the enforcement or collection of the foregoing, and (c) all monetary and nonmonetary obligations of Purchaser hereunder and of Doak under the Subsidiary Security Agreement (as defined in the Purchase Agreement).

         "Operative Documents" shall mean the Purchase Agreement, this Agreement, the Subsidiary Security Agreements (as defined in the Purchase Agreement), the Trademark Security Agreement (as defined in the Purchase Agreement), the Account Reports and all other documents or instruments executed (or hereafter executed) by Purchaser and/or any one or more of its Subsidiaries (as defined in the Purchase Agreement) in connection with, arising out of or otherwise relating to the Purchase Agreement, as each such agreement, document or instrument is amended, restated, supplemented or otherwise modified from time to time.

         "Proceeds" shall mean means all items described or otherwise included in the UCC definition thereof and all of the following, whether or not so described or included and without limiting the generality of the foregoing: any consideration received from the sale, exchange, realization, or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any and all other amounts from time to time paid or payable or realized under or in connection with any of the Collateral (including, without limitation, insurance proceeds paid or payable in respect of same).

         "Security Interest" shall have the meaning assigned to such term in
     Section 4.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         SECTION 3. Rule of Interpretation. The rules of interpretation specified in Article I and subsection 12.12(a) of the Purchase Agreement shall be applicable to this Agreement.

     SECTION 4. Security Interest; Certain Rights of Seller; Limitations on-Seller's Obligations. (a) As security for the payment and/or performance, as the case may be, of the Obligations, Purchaser hereby grants, assigns, pledges and transfers to Seller, its successors and its assigns, a lien on and security interest in all of Purchaser's right, title and interest in, to and under the Collateral (the "Security Interest").

         (b) Purchaser agrees at all times to keep such accurate and complete accounting records with respect to the Collateral as are consistent with its current practices and in



                          -29-

     accordance with such prudent and standard practices used in industries that are the same as or similar to those in which Purchaser is engaged.

     (c) Anything contained herein to the contrary notwithstanding, Purchaser shall remain liable under each of its Accounts (and each agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Seller shall have no obligation or liability under or otherwise relating to any Account (or any agreement giving rise thereto) by reason of or otherwise arising out of this Agreement or the receipt by Seller of any payment relating to such Account pursuant hereto, nor shall Seller be obligated in any manner to perform any other obligations of Purchaser under or pursuant to any Account (or any agreement giving rise thereto), to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (d) Seller authorizes Purchaser to collect the Accounts provided that Seller may, with notice, curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by Seller at any time after the occurrence and during the continuance of an Event of Default, all Proceeds, when collected by Purchaser, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever or other documents received on account of any Account or in payment of any other Collateral, shall be promptly forwarded to Seller by Purchaser, in precisely the form received, except for its endorsement when required, and until so forwarded shall be deemed to be held in trust by Purchaser for Seller and as Seller's property. Without limiting Seller's remedies and other rights hereunder, upon and during the continuance of an Event of Default, Seller may, pursuant to the power of attorney granted by Purchaser to Seller in
     Section 14 hereof, endorse in Purchaser's name any of the checks and other items described in the preceding sentence.

         (e) All Proceeds forwarded to Seller shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. In no event shall any checks, drafts or other instruments which are forwarded to Seller pursuant hereto constitute final payment unless and until such instruments have been collected.
        (f) Upon the written request of Seller at any time after the occurrence and during the continuance of an Event of Default, Purchaser will notify account debtors and parties to the Accounts that the Accounts have been assigned to Seller and that

                          -30-
     payments shall he made directly to Seller. In addition, Seller may at any time after and during the continuance of an Event of Default notify such account debtors and parties (including by forwarding to such account debtors and parties the forms of letter executed and delivered by Purchaser to Seller on the date hereof, which letters may be dated and completed (by way of example only, the name and address of, and the amount owing by, the Account debtor) by Seller in any manner Seller deems reasonably advisable). At any time after the occurrence and during the continuance of an Event of Default Seller may, in its own name or in the name of others, communicate with account debtors and parties to the Accounts in order to verify with them to Seller's satisfaction the existence, amount and terms of any Accounts.

         SECTION 5. Notices; Reports. Purchaser will promptly advise Seller, in reasonable detail, at its address set forth in Section 12.08 of the Purchase Agreement, of the occurrence of any event or circumstance which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder. On the 15th and the last day of each month, provided such day is a Business Day and, if not, then on the next Business Day thereafter, Purchaser will provide to Seller an Account Report as of the next to last Business Day prior thereto. Prior to the 15th day of each month, Purchaser will provide to Seller copies of its monthly cash flow reports relating to the prior month, indicating the difference between projections and actual results as well as operating projections covering the next three months and projected gross accounts receivable and net accounts receivable which are projected to be reflected in the next three months' Account Reports. Purchaser will also provide any other information relating to Purchaser, Doak and each other Purchaser reasonably requested by Seller from time to time. Such cash flow reports shall be in a form substantially similar to the form provided by Seller to Purchaser except to the extent required to provide the information required by this Section 5. Notwithstanding the provisions of Section 11.01 of the Asset
     Purchase Agreement, failure to provide the foregoing reports of cash flow and Accounts Reports and/or non-willfully incorrect statements therein will not be deemed to be a default for which Seller can declare an Event of Default.

         SECTION 6. Release; Termination. (a) This Agreement and the
     Security Interest granted hereby shall terminate 91 days (such 91-day period being the "Termination Period") after Seller's receipt in full of the March 1997 Payment (as defined in the Purchase Agreement), together with all accrued interest thereon, if any, and all other obligations, if any; provided, that the Security Interest granted hereby shall be terminated on a day that is during, but prior to the end of, the Termination Period with respect to any Collateral that is pledged by Purchaser to a bona fide lender as collateral for a loan to be made by such lender to Purchaser or Doak on such day (provided





                          -31-
     that Seller is provided with reasonably acceptable written evidence that such loan will be made on such day); provided, further, that in no event shall this Agreement terminate at any time when an Event of Default under subsection 11.01 (iii), (iv) or (v) of the Purchase Agreement has occurred and is continuing.

         (b)  In connection with any termination hereof pursuant to subsection 6
     (a) , Seller shall immediately execute and deliver to Purchaser, at Purchaser's expense, all termination statements in order to terminate any financing statements filings and similar documents that Purchaser shall reasonably request or deem advisable to evidence such termination. Seller shall, upon the written request of Purchaser, confirm its obligations under the preceding sentence with respect to the termination hereof to a bona fide lender that is proposing to make a loan to Purchaser secured by all or part of the Collateral which loan will be used by Purchaser in whole or in part to pay the March 1997
     Payment and Seller shall specifically confirm its obligation to execute and deliver UCC-3 termination statements to such bona fide lender upon Seller's bank's written confirmation to Seller that Seller has timely received via wire transfer of immediately available funds the March 1997 Payment. Any execution and delivery of termination statements or documents pursuant to this Section 6 shall be without recourse to or representation or warranty by Seller. Seller shall also provide Purchaser with copies of any filed financing or continuation statement or other documents filed, registered or recorded by or on behalf of Seller. Seller acknowledges that, upon the termination hereof pursuant to subsection 6(a), the powers granted to it pursuant to Section 14 hereof shall immediately cease and agrees to attempt to notify at its own cost and expense all persons with whom Seller has acted as Purchaser's attorney-in-fact under Section 14(c) hereof that it no longer has such power.

     SECTION 7. Further Assurances; Return of Letters of Credit.
      (a)Purchaser agrees, at its expense, to execute,acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Seller may from time to time reasonably request to better assure and preserve the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery to or by Seller of this Agreement, the granting of the Security Interest created hereby, the filing of any financing statements, continuation statements or other documents in connection herewith, historical credit information regarding one or more Account debtors, the execution of any document necessary or advisable in Seller's reasonable judgment to comply with the Federal Assignment of Claims Act to the extent required by Section II(i) hereof and/or any similar state statute or other law and the execution and delivery of any document required to supplement this Agreement. Purchaser also hereby authorizes Seller to file any such financing or continuation statement and all other documents reasonably required or desired by Seller to


                          -32-

     be filed, registered or recorded to perfect any of the Liens in the Collateral granted herein, without the signature of Purchaser to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. Except as provided in the immediately succeeding sentence, if any amount payable under or in connection with any of the Collateral shall be or become evidenced, covered or secured by any promissory note or other instrument or chattel paper, bill of lading, document of title, warehouse receipt, letter of credit or other document the possession of which is necessary or reasonably desirable to enable Seller to perfect a security interest therein, such promissory note or other instrument or chattel paper, letter of credit or other document shall be, within two Business Days of receipt thereof by or on behalf of Purchaser, pledged and delivered to Seller, duly endorsed (if necessary) in a manner reasonably satisfactory to Seller. Immediately (i) upon the occurrence of an Event of Default described in Section 11.01(iii), (iv) or (v) of the Purchase Agreement, and (ii) after the written request by Seller upon the occurrence and during the continuance of any other
     Event of Default, Purchaser shall deliver to Seller all documents of title, bills of lading and other documents and instruments, duly endorsed or executed (if necessary) in a manner reasonably satisfactory to Seller, necessary to draw on any letter of credit delivered or to be delivered to Seller in accordance with the terms hereof. In addition, Seller may at any time after and during the continuance of an Event of Default notify issuers of letters of credit in which an interest was pledged to Seller pursuant hereto, and confirming banks with respect thereto, of the assignment of the proceeds of such letter of credit (including by forwarding to such issuing and confirming banks the forms of letter executed and delivered by Purchaser to Seller on the date hereof, which letters may be dated and completed (by way of example only, the name and address of the issuing or confirming bank and a description of the letter of credit) by Seller in any manner Seller deems reasonably advisable).

        (b) Purchaser may not draw on any letter of credit issued to or for the benefit of Purchaser as security for an Account, except as provided in this subsection 7(b). For so long as no Event of Default has occurred and is continuing Purchaser may, upon not less than three Business
     Days' prior written notice to Seller, request the release of any letter of credit previously delivered to Seller pursuant hereto. After receipt of such notice from Purchaser, and provided no Event of Default has occurred and is continuing, Seller shall promptly deliver to Purchaser the original of the letter of credit to he drawn upon. Purchaser shall submit all documents and take all other actions necessary to draw upon such letter of credit to the issuing or confirming bank, as appropriate, within five Business Days of its receipt of the original of such letter of credit.






                          -33-


     SECTION 8. Inspection and Verification. Seller and such persons as Seller may designate shall have the right, at any reasonable time or times during Purchaser's normal office hours, upon reasonable notice and at Seller's own cost and expense, to inspect Purchaser's Books and Records (and to make extracts and copies from such records) and the other Collateral, to discuss Purchaser's affairs reasonably related to the Collateral (including without limitation expected future sales) with the officers of Purchaser and its independent accountants and to obtain other information relating to the Collateral; provided, however, that Seller shall treat all information of a confidential or proprietary nature that it receives as confidential in accordance with Section 11 of the Amendment. Any discussion to be held with Purchaser's officers or independent accountants shall be at such times as shall not unreasonably interfere with Purchaser, Purchaser's officers or its independent accountants.

         SECTION 9. Taxes; Encumbrances. Purchaser agrees to pay and discharge all taxes, assessments, charges, fees, security interests or other Liens at any time levied or placed on the Collateral. At its option, Seller may, if Purchaser fails following thirty days written notice from Seller, discharge past due taxes, assessments, charges, fees, security interests or other Liens at any time levied or placed on the Collateral, and may pay for the maintenance and preservation of the Collateral to the extent Purchaser fails to do so following thirty days written notice from Seller as required by this Agreement or the Purchase Agreement, and Purchaser agrees to reimburse Seller on demand for any reasonable and documented expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 9 shall be interpreted as excusing Purchaser from paying and discharging all taxes, assessments, charges, fees, security interests or other Liens at any time levied or placed on the Collateral as set forth herein.

         SECTION 10. Representations and Warranties. Purchaser represents, warrants and covenants to and with Seller that:

    (a) Filings. Fully executed financing statements containing a description of the Collateral have been delivered to Seller for filing in every governmental, municipal or other office in the jurisdiction necessary to establish a valid and perfected security interest in favor of Seller in respect of the Collateral in which a security interest may be perfected by filing a financing statement in the United States and its territories and possessions, and no further filing or registration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

       (b) Validity of Security Interest. The Security Interest constitutes a valid and, upon the filing of the financing statements referred to in subsection 10(a), perfected





                          -34-
     first priority security interest in all such Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions.

     (c) Absence of Other Liens. Purchaser owns the Collateral with respect to which it has purported to grant the Security Interest hereunder and has not granted any Lien on (including executing any UCC-1 financing statements), and to the best of its knowledge, there are no Liens on any such Collateral, except for claims for chargebacks and credits arising in the ordinary course of business, none of which Liens have been perfected under the Uniform Commercial Code, under any mechanic's lien law, materialmen's lien law or other statute, or under common law. No security agreement, financing statement or other public notice with respect to all or any part of such Collateral is on file or of record in any public office, except such as may have been filed in favor of Seller pursuant to this Agreement.

         (d) Accounts. The amount represented by Purchaser to Seller as owing by each account debtor or by all account debtors in respect of the Accounts in the Account Report delivered contemporaneously herewith and in each Account Report delivered after the date hereof pursuant to Section-5 is, as to the first Account Report on the date hereof, and will be, as to each subsequent Account Report, the correct amount actually owing by such Account debtor or debtors thereunder, in each case listing the cumulative amount of all estimated chargebacks (as reasonably estimated by Purchaser) of any kind or nature whatsoever relating to such Accounts (including those currently payable and those payable in the future). No amount payable to Purchaser under or in connection with any of the Accounts is, as to the first Account Report on the date hereof, or will be, as to each subsequent Account Report, evidenced by any instrument, chattel paper, letter of credit or other document the possession of which is reasonably necessary or reasonably desirable to enable Seller to perfect a security interest therein which has not been delivered to Seller together with a pledge agreement reasonably satisfactory to Seller. The aggregate amount of Accounts owed by Account debtors that are governmental entities is not in excess of $100,000.

         (e) Chief Executive office; Books and Records. Purchaser's chief executive office and chief place of business is located at 383 Route
     46 West, Fairfield, New Jersey.  Purchaser keeps its Books and
     Records concerning the Accounts and all other Collateral at the same address. Approximately 33% (based upon by fair market value) of Purchaser's inventory is kept at a warehouse located at 4605 Hickory Hill Road, Memphis, Tennessee 38141. Purchaser has not at any time within the past six months maintained its chief executive office or chief place of business, its records concerning the Collateral at any location except those described in this subsection 10(e). No manufacturing operations are performed at any premises owned or leased by Purchaser in New Jersey. All rent to each landlord of Purchaser



                          -35-

     and all fees due to any warehouseman operating a warehouse where inventory of Purchaser is located has been paid through December
     31, 1996.
     (f) Miscellaneous. None of the Collateral constitutes, or is the Proceeds of, farm products.

         (g) Disclosure. No representation or warranty by Purchaser in this Agreement or any other agreement, document or instrument to be executed and delivered by Purchaser pursuant hereto, or any information in any Schedule referred to herein or in any such document or instrument, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.
      (h) Letters of Credit. There is no security for (including no letters of credit securing or evidencing) the payment of any of the Accounts. Purchaser shall deliver to Seller all letters of credit and/or instruments hereafter received by or on behalf of Purchaser which evidence or secure an Account. Purchaser shall use its best efforts, without any material additional cost or expense, to cause each letter of credit issued after the date hereof to or for the benefit of Purchaser as security for any Account to provide that it is transferable (and not just assignable). Pursuant to and in accordance with Section 14, Seller will have the right, with respect to each letter of credit issued after the date hereof to or for the benefit of Purchaser as security for any Account, to draw upon and otherwise act as fully as Purchaser can act with regard to such letter of credit.

         SECTION 11. Covenants Regarding Collateral. Purchaser Covenants and agrees with Seller that, from and after the date of this Agreement until this Agreement is terminated in accordance with its terms:

        (a) Maintenance of Records. Upon the request of Seller, Purchaser will mark its Books and Records in a commercially reasonable manner to evidence this Agreement and the Security Interest granted hereby.
     After the occurrence of an Event of Default and at the written request of Seller (and without limiting the generality of Seller's rights hereunder), Purchaser shall turn over its Books and Records to Seller or to its representative during normal business hours.
         (b) Compliance with Laws, etc. Purchaser will comply with all laws, rules and regulations and determinations of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Collateral or any part thereof or to the operation of Purchaser's business, except to the extent that failure to comply therewith would not, individually or in the aggregate, have a material adverse effect on the Collateral or the business, operations, property or condition (financial or otherwise) of Purchaser and its Subsidiaries
     (as defined in the
                          -36-

     Purchase Agreement), taken as a whole, or on the ability of Purchaser to perform its obligations hereunder and under the Purchase
     Agreement.

     (c) Limitations on Modifications to Agreements Giving Rise to Accounts. Except in the ordinary course of Purchaser's business and consistent with past practice, Purchaser will not amend, modify, terminate or waive any provision of any agreement giving rise to any of the Accounts in any manner which could reasonably be expected to materially adversely affect the value of any such Account as Collateral. Purchaser will perform and comply in all material respects with all of its obligations under each such agreement.

         (d) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by Purchaser over a period of time, Purchaser will not grant any extension of the time for the payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person or entity liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (e)Limitation on Liens.  Purchaser will not contract,
     create, incur, assume or suffer to exist any Lien upon or with respect to any of the Collateral other than (i) Liens on trademarks none of
     which constitutes Collateral (other than Deconamine   which
     constitutes collateral under the Trademark Security Agreement (as defined in the Purchase Agreement)) granted by Purchaser to the Persons who have sold or hereafter sell such trademarks to Purchaser (or who sell stock to Purchaser as to which trademarks are assets owned by the Corporation so sold), (ii) Liens relating to chargebacks or other claims, none of which Liens are perfected under the Uniform Commercial Code, under any mechanic's lien law, materialmen's law or other statute, or under common law and all of which Liens are subordinate to Seller's liens, and (iii) Liens in favor of Seller.

         (f) Locations of Collateral; Place of Business. Purchaser will not change, or permit to be changed, the location of its chief executive office or chief place of business or the name or names used to identify it in its business or the ownership or the location of its Books and Records or any other Collateral without prior written notice to Seller and unless all filings under the Uniform Commercial Code or otherwise that are reasonably requested by Seller, have been made.

      (g) Limitations on Dispositions of Collateral. Purchaser will not sell, transfer, assign or otherwise divest itself of the Collateral, provided that for so long as no Event of Default has occurred and is continuing, Purchaser may use the Books and Records in the ordinary course of its business until



                          -37-
     written notice from Seller is received objecting to such use, and may collect all amounts paid by or on behalf of any Account debtor in accordance with Section 4(d).

     (h) Ordinary Course Invoicing and Collections. Purchaser will invoice its customers and collect Accounts from its customers in the ordinary course of business as generally conducted by Purchaser over a period of time.

         (i) Assignment of Claims. Upon the occurrence and during the continuance of an Event of Default, Purchaser will take all actions necessary or reasonably requested by Seller to enable Seller to realize directly upon Accounts owed by obligors that are governmental entities, including complying with the terms of the Federal
     Assignment of Claims Act and any similar state law or regulation. Pursuant to and in accordance with Section 14, Seller shall have the right to take all such actions as fully as Purchaser can do.

         SECTION 12. Protection of Securitv. Purchaser shall, at its own cost and expense, take any and all reasonable actions necessary or appropriate to defend title to the Collateral against all persons and to defend the Security Interest of Seller in the Collateral and the priority thereof against any adverse Lien of any person or entity other than Seller.

         SECTION 13. Continuing Obligations of Purchaser. Purchaser shall indemnify, defend and hold harmless Seller and its officers, directors,, employees and agents and each of them severally, from and against any and all (i) liabilities and obligations to be observed and performed by Purchaser under each contract, agreement, interest or obligation and (ii) claims or demands, as to clauses (i) and (ii), arising out of, in connection with or otherwise relating to the Collateral, except to the extent such claim or demand arises from Seller's failure to act in a commercially reasonable manner. In addition, subject to the other provisions of Article IX of the Asset Purchase Agreement (except the provisions making Article IX the sole recourse of the parties)
     Purchaser hereby agrees to indemnify and hold Seller harmless on an after-tax basis from and against any and all Losses arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty, covenant or agreement of Purchaser contained herein, in the Amendment, or in any agreement or certificate delivered by Purchaser in connection herewith or therewith. The provisions of this Section 13 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Operative
     Document or any investigation made by or on behalf of Seller.







                          -38-

     SECTION 14. Remedies Upon Default; Attorney-In-Fact. (a) Purchaser hereby grants to Seller an irrevocable license (exercisable without payment of royalty or other compensation to Purchaser), upon the occurrence and during the continuance of an Event of Default (and subject to Section 11.02 of the Purchase Agreement), to use any Books and Records, including, without limitation, all computer software and programs used for the compilation and printout of information relating to the Accounts. Upon the occurrence and during the continuance of an Event of Default (and subject to Section
     11.02 of the Purchase Agreement), Purchaser agrees to deliver each item of Collateral to Seller on demand, and it is agreed that Seller shall have the right to take any or all of the following actions at the same or different times, with or without legal process and with or without additional notice or demand for performance (except for providing notice as provided in Section 11.02 of the Purchase
     Agreement): to take possession of the Collateral and, without liability for trespass, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights and remedies Seller may have under this Agreement or any other Operative
     Document and any and all rights and remedies afforded to a secured party under the UCC or its equivalent in other jurisdictions or other applicable law in either the United States or any foreign jurisdiction. Without limiting the generality of the foregoing, Purchaser agrees that Seller shall have the right to sell or otherwise dispose of all or any part of the Collateral at public or private sale, for cash, upon credit or for future delivery as Seller shall reasonably deem appropriate. In connection with the consummation of any such sale, Seller shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Purchaser (regardless of whether Seller has any liability to Purchaser by reason of any breach of any obligation hereunder), and Purchaser hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and appraisal which Purchaser now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
         (b) Seller shall give Purchaser 10 Business Days' prior written notice (which Purchaser agrees is reasonable notice within the meaning of Section 9-504(3) of the UCC or its equivalent in other jurisdictions) of Seller's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and the day on which the Collateral, or portion thereof, will first be offered for sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Seller may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Seller may (in its sole and absolute discretion) determine.






                          -39-
     Seller shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Seller may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Seller until the sale price is paid by the purchaser or purchasers thereof, but Seller shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 14, Seller may itself bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of Purchaser (all said rights being also hereby waived and released to the fullest extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Seller from Purchaser as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Purchaser. For purposes hereof, once a written agreement to sell the Collateral or any portion thereof has been entered into, (i) Seller shall be free to carry out such sale pursuant to such agreement and (ii) Purchaser shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Seller shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations defaulted on paid in full. As an alternative to exercising the power of sale herein conferred upon it, Seller may proceed by a suit or suits at law or in equity to foreclose this Agreement may file any warrant of attorney, confession of judgment or similar document (together with such other pleadings as may be necessary to accomplish the purposes thereof (the preparation and filing of which are hereby expressly authorized by Purchaser) and may sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 14 shall he deemed to conform to the commercially reasonable standards as provided in Section 504(3) of the UCC or its equivalent in other jurisdictions.
     (c)  Seller agrees with Purchaser that the powers provided in this
     Section 14(c) shall not be exercisable until the number of days (if any) provided in Section 11.02 of the Purchase Agreement for the exercise of remedies by Seller has elapsed after the occurrence, and during the continuance, of an Event of Default. Purchaser hereby irrevocably constitutes and appoints Seller and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Purchaser and in the name of Purchaser or in Sellers own name, from time to time in Seller's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Purchaser hereby gives Seller and any officer or agent thereof the power and right to do the following:

         (i) In the case of any Account, at any time when the authority of Purchaser to collect Accounts has been curtailed or terminated pursuant to the first sentence of subsection 4(d), in the name of Purchaser or its own name or otherwise, to take possession of and indorse and collect any checks, drafts, notes, letters of credit, acceptances or other instruments for the payment of moneys due under any Accounts or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Seller for the purpose of collecting any and all such moneys due under any such Account or with respect to any other such Collateral whenever payable (including, without limitation, to execute and present drafts necessary to draw upon, and to exercise any other rights of Purchaser under, any letter of credit issued for the benefit of Purchaser as security for any Account in accordance with the terms thereof); and

         (ii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Seller or as Seller shall direct (including, without limitation, to direct the issuer of, and/or confirming bank with respect to, any letter of credit issued for the benefit of Purchaser as security for or to evidence any Account to forward all proceeds payable thereunder to Seller); (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Collateral; (c) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D), to defend at Purchaser's expense any suit, action or proceeding brought against Seller with respect to any Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, to give such discharges or releases as Seller may deem appropriate; and (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Seller were the absolute owner thereof for all purposes, and to do, at Seller's option and Purchaser's expense, at any time, or from time to time, all acts and things which Seller deems necessary or advisable to protect, preserve or realize upon the Collateral and the Security Interest and to effect the intent of this Agreement, all as fully and effectively as Purchaser might do.

         (d) Without limiting any of Purchaser's rights under this Agreement or otherwise, including, inter alia claims by Purchaser against Seller arising out of the exercise of the powers granted hereunder, Purchaser hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of the powers granted in subsection 14(c).
     Such power of attorney is a power coupled with an interest and shall be irrevocable.

       (e) The powers conferred on Seller under subsection 14(c) are to protect Seller's interests in the Collateral and shall not impose any duty upon Seller to exercise any such powers. Seller shall be accountable only for amounts that Seller actually receives as a result of the exercise of such powers, and neither Seller nor any of its officers, directors, employees or agents shall be responsible to Purchaser for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Seller hereby agrees to indemnify and hold
     Purchaser and its officers, directors, employees and agents and each of them severally, from and against any and all liabilities and obligations or claims or demands arising out of or in connection with Seller's exercise of the power of attorney granted pursuant to Section 14(c) to the extent that such exercise is made in violation of the first sentence of Section 14(c) or arises as a result of the gross negligence or willful misconduct of Seller, its officers, directors, employees or agents.

         SECTION 15. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 14, as well as any Collateral consisting of cash, shall be applied by Seller as follows:

         FIRST, to the payment of Obligations (which include, without limitation, principal and interest payable in connection with the March 1997 Payment, and all costs and expenses reasonably incurred by Seller in connection with such sale, including, without limitation, all court costs and the reasonable fees, other reasonable charges and disbursements of its agents and legal counsel and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or thereunder); and

         SECOND, to Purchaser, its successor or assigns, or as a court of competent jurisdiction may otherwise direct.

     Seller shall have absolute discretion as to the time of application and/or actual application of any such proceeds, monies or balances in accordance with this Agreement. Upon any sale of the Collateral by Seller (including pursuant to a power of sale granted by statute or under a judicial proceedings, the receipt of Seller or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Seller or such officer or be answerable in any way for the misapplication thereof.

         SECTION 16. Notices. All communications and notices hereunder shall be in writing and given as provided in Section12.08 of the Purchase Agreement.

         SECTION 17. Security Interest Absolute. All rights of Seller hereunder, the Security Interest granted hereunder and all obligations of Purchaser hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Purchase
              Agreement, any other Operative Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, or any failure, omission, delay or lack of diligence on the part of Seller to enforce, assert or exercise any right, power or remedy under the Purchase Agreement or any other Operative Document, (b) any change in the time, manner or place of payment of or in any other term of, all or any of the obligations (Including any compromise, surrender, settlement, acceleration, release or termination of all or any of the obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement, any other Operative Document or any other agreement or instrument, (c) any exchange, release or non-perfection ofany Lien on the on the Collateral or any other collateral securing all or any of the Obligations, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the obligations or (d) except as provided in Section 6, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Purchaser in respect of the obligations or this Agreement (other than the indefeasible payment in full of the Obligations).

         SECTION 18. Survival of Agreement. All covenants, agreements, representations and warranties made by Purchaser herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Operative Document shall be considered to have been relied upon by Seller and shall survive the closing of the transactions contemplated hereby, regardless of any investigation made by Seller or on its behalf, and, except as otherwise provided in

     Sections 13 and 20 hereof and in any other Section which provides that certain provisions shall survive the termination of this Agreement, shall continue in full force and effect until this Agreement is terminated in accordance with its terms.

         SECTION 19. Assignments. This Agreement shall be binding upon Purchaser and Seller and their respective successors and assigns, and shall inure to the benefit of Purchaser and Seller, and their respective successors and assigns, except that Purchaser shall not have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void). Seller may not assign its rights hereunder without the consent of Purchaser, except upon the occurrence and during the continuance of an Event of Default.

         SECTION 20. Reimbursement of Seller. (a) Purchaser agrees to pay upon demand to Seller the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that Seller may incur in connection with
     (i) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (ii) the exercise, enforcement or protection of any of the rights of Seller hereunder or any other Operative Document or (iii) the inaccuracy in any material respect of any representation herein or any other Operative
     Document, or the failure of Purchaser to materially perform or observe any of the provisions hereof or any other Operative Document. If Purchaser shall fail to do any act or thing that it has covenanted to do hereunder or any representation or warranty of Purchaser hereunder shall be breached, Seller may, following thirty days written notice to Purchaser (or such shorter cure period as may be set forth in clause
     (ii) of Section 11.01 of the Purchase Agreement) of such failure or breach in the case of failures or breaches which are curable pursuant to the terms of clause (ii) of Section 11.01 of the Purchase
     Agreement (but shall not be obligated to), do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations the cost or expense incurred by Seller in so doing, provided, that such thirty-day period shall not either (i) create any cure period which does not exist under Section 11.01 or Section
     11.02 of the Purchase Agreement, or (ii) expand any cure period which is less than thirty days under Section 11.01 or Section 11-02 of the Purchase Agreement.

         (b) Without limiting the generality of Purchaser's indemnification obligations under the other Operative Documents and subject to Seller's indemnification of Purchaser under the Purchase Agreement
     (if any), Purchaser agrees to indemnify Seller and its affiliates (collectively, the "Indemnitees") against, and hold each of them harmless from, any and all losses, claims, demands, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, Purchaser's execution, delivery or performance

     (or non-performance) of this Agreement or any other Operative
     Document or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, demands, damages, liabilities or related expenses have resulted from such Indemnitee's failure to act in a commercially reasonable manner or from the gross negligence, bad faith or wilful misconduct of such Indemnitee.

     (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby. The provisions of this Section 20 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the obligations, the invalidity or, unenforceability of any term or provision of this Agreement or any other Operative Document or any investigation made by or on behalf of Seller. All amounts due under this Section
     20 shall be payable on written demand therefor and shall bear interest from the date of incurrence of such liability at the Default Rate (as defined in the Purchase Agreement). Purchaser's obligations under this Section 20 shall survive the termination of this Agreement.

         SECTION 21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to any applicable principles of conflict of laws.

         SECTION 22. Waivers; Amendment. (a) No failure or delay of Seller in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Seller hereunder and under the other Operative Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by Purchaser therefrom shall in any event be effective unless the same shall be given in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Purchaser in any case shall entitle Purchaser to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between Purchaser and Seller.

         SECTION 23. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 23.

         SECTION 24. Severabilitv. In the event any one or more of the provisions contained in this Agreement or in any other Operative Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 25. Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating to any such action or proceeding, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New
     York State Court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Operative Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 26. Headings. Article, Section and subsection headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 27. Counterparts. This Agreement may be executed in two or more counterparts (and via fax), each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         SECTION 28. Specific Performance. Each party hereto acknowledges and agrees that a breach-by such party of its covenants contained herein may result in irreparable injury to the other party for which there is no adequate remedy at law (whether or not any such breach is a breach specified in Section 11.01 (ii) of the Purchase Agreement) and that the other party shall be entitled to seek specific enforcement of the same by means of a temporary restraining order, a preliminary or permanent injunction and/or other equitable relief issued by a court having jurisdiction thereof. The foregoing remedies shall be in addition to, and not in lieu of, any other remedies and relief to which either party may be entitled.

         IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the day and year first above written


     BRADLEY PHARMACEUTICALS, INC., INC.

     By:  Dan Glassman
     Title:Chief Executive officer

     BERLEX LABORATORIES, INC.

     By: Wolfgang Kunze
Title:Chief Financial Officer

     State of New Jersey
         ss:

     County of Morris

     BE IT REMEMBERED, that on this 23rd day of December, 1996, before me the subscriber, an attorney of the State of New Jersey, personally appeared, Wolfgang Kunze, the Chief Financial Officer of BERLEX LABORATORIES, INC., a Delaware Corporation, who, I am satisfied, is the person who executed the within instrument as the Chief Financial Officer of said corporation, and be acknowledged that he signed and delivered the same as such officer, that the within instrument is the voluntary act and deed of said corporation made by virtue of authority of its board of directors and that it was sealed with the proper corporate seal.



     An Attorney of the State of New Jersey

     (SECURITY AGREEMENT dated as of December 23, 1996, between
     DOAK DERMATOLOGICS, INC., a New York corporation
     ("Subsidiary") , and BERLEX LABORATORIES, INC., a Delaware corporation ("Seller")

     WHEREAS, Subsidiary is a subsidiary of Bradley Pharmaceuticals, Inc. ("Purchaser");

     WHEREAS, Purchaser and Seller have entered into that certain
     Purchase Agreement dated as of November 10, 1993, as amended by Amendment Nos. I and 2 thereto, by the letter agreement dated
     December 11, 1995, and by Amendment No. 4 thereto (the "Original
     Asset Purchase Agreement"), pursuant to which Purchaser agreed to purchase all right, title and interest in and to certain assets of Seller;

     WHEREAS, Purchaser has requested that Seller make certain modifications to the timing of the payments required pursuant to the Original Asset Purchase Agreement as provided in Amendment No. 5 to the Original Asset Purchase Agreement dated as of the date hereof (the "Amendment"; the Original Asset Purchase Agreement, as amended by the Amendment, and as may be further amended, restated, supplemented or otherwise modified from time to time is hereinafter referred to as the "Purchase Agreement" or "Asset Purchase Agreement"), and Seller's agreement to make such modifications and to execute and deliver the Amendment is conditioned upon, among other things, execution by Subsidiary of this Agreement; and

     WHEREAS, Subsidiary and Purchaser are members of the same consolidated group of companies and Subsidiary will derive substantial direct and indirect benefit from the modifications contemplated by the Amendment;

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Purchase Agreement, Subsidiary and Seller hereby agree as follows:

     SECTION 1. Definition of Terms Used Herein. All capitalized terms used herein but not defined herein and defined in the Original Asset Purchase Agreement shall have the meanings ascribed to such terms in the Original Asset Purchase Agreement.

     SECTION 2. Definition of Certain Terms Used Herein. As used herein the following terms shall have the following meanings:

         "Account" shall mean all items described or otherwise included in the UCC definition thereof (in all cases whether now owned or hereafter acquired or created by Subsidiary and wherever located) and all of the following, whether or not so described or included and without limiting the generality of the foregoing (in all cases whether now existing or hereafter acquired or created): all obligations of any kind or nature at any time due or owing to Subsidiary and all other rights of Subsidiary to receive payment pursuant to or arising from the sale of inventory or other pharmaceutical products and/or the provision of services (whether classified under the UCC or the law of any other state as accounts, accounts receivable, instruments, contract rights, chattel paper, general intangibles, or otherwise).

     "Account Reports" shall mean, collectively, each account report in substantially the form of Exhibit A hereto to be delivered by Subsidiary to Seller contemporaneously herewith and on a semi-monthly basis after the date hereof pursuant to Section 5 hereof.

     "Agreement" shall mean this Security Agreement as amended, restated, supplemented or otherwise modified from time to time.

     "Books and Records" shall mean all of the books and records of Subsidiary (including, without limitation, all computer programs, discs or tape files, printouts and other computer prepared information and the equipment containing such information) indicating, summarizing, evidencing or otherwise containing information relating to, including, without limitation, any which would or may otherwise be necessary for the realization on, any of the Collateral.

     "Collateral" shall mean all the following, whether now owned or hereafter acquired or created by Subsidiary: (a) all Accounts, (b) all guaranties of, and security or other Liens for payment of any Accounts (including, without limitation, all rights of Subsidiary under or in connection with each letter of credit issued to or for the benefit of Subsidiary, including, without limitation, all rights to receive the proceeds thereof), (c) all files, correspondence, customer lists, computer programs, tapes, discs and related data processing software, general ledgers, accounts ledgers, other information respecting Accounts (including any identifying any Account debtor or the amount owed by same), and all other Books and Records, (d) all rights and remedies which Subsidiary might exercise with respect to any of the foregoing, and (e) all Proceeds and products of the items described in the preceding clauses in this definition of Collateral, provided, however, that Collateral shall not include any trademarks or similar items of intellectual property.

     "Event of Default" shall have the meaning assigned to such term in the Purchase Agreement.

     "Existing Letter of Credit" shall mean the existing letter of credit issued to or for the benefit of Subsidiary.

     "Obligations" shall mean, collectively, (a) the principal under Section the March 1997 Payment (as defined in the
                          -49-
     Purchase Agreement) and interest payable under the Purchase
     Agreement in connection therewith (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim therefor is allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration or otherwise, (b) all other monetary obligations, including fees, costs, expenses (including, without limitation, attorneys fees and expenses) and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether a claim therefor is allowed or allowable in such proceeding), of Purchaser to Seller under each of the Purchase Agreement and each other Operative Document with respect to the enforcement or collection of the foregoing, and (c) all monetary and nonmonetary obligations of Subsidiary hereunder and of Purchaser under the Security Agreement (as defined in the Purchase Agreement).

     Operative Documents" shall mean the Purchase Agreement, this Agreement, the Security Agreement (as defined in the Purchase Agreement), the Trademark Security Agreement (as defined in the Purchase Agreement), the Account Reports and all other documents or instruments executed (or hereafter executed) by Purchaser and/or any one or more of its Subsidiaries (as defined in the Purchase Agreement) in connection with, arising out of or otherwise relating to the Purchase Agreement, as each such agreement, document or instrument is amended, restated, supplemented or otherwise modified from time to time.

     "Proceeds" shall mean means all items described or otherwise included in the UCC definition thereof and all of the following, whether or not so described or included and without limiting the generality of the foregoing: any consideration received from the sale, exchange, realization, or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any and all other amounts from time to time paid or payable or realized under or in connection with any of the Collateral (including, without limitation, insurance proceeds paid or payable in respect of same).

     "Security Interest" shall have the meaning assigned to such term in
     Section 4.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     SECTION 3. Rule of Interpretation. The rules of interpretation specified in Article I and subsection 12.12(a) of the Purchase Agreement shall be applicable to this Agreement.


                          -50-
     SECTION 4. Security Interest; Certain Rights of Seller; Limitations on Seller's Obligations. (a) As security for the payment and/or performance, as the case may be, of the Obligations, Subsidiary hereby grants, assigns, pledges and transfers to Seller, its successors and its assigns, a lien on and security interest in all of Subsidiary's right, title and interest in, to and under the Collateral (the "Security Interest").

     (b) Subsidiary agrees at all times to keep such accurate and complete accounting records with respect to the Collateral as are consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which Subsidiary is engaged.

     (c) Anything contained herein to the contrary notwithstanding, Subsidiary shall remain liable under each of its Accounts (and each agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Seller shall have no obligation or liability under or otherwise relating to any Account (or any agreement giving rise thereto) by reason of or otherwise arising out of this Agreement or the receipt by Seller of any payment relating to such Account pursuant hereto, nor shall Seller be obligated in any manner to perform any other obligations of Subsidiary under or pursuant to any Account (or any agreement giving rise thereto), to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (d) Seller authorizes Subsidiary to collect the Accounts provided that Seller may, with notice, curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by Seller at any time after the occurrence and during the continuance of an Event of Default, all Proceeds, when collected by Subsidiary, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever or other documents received on account of any Account or in payment of any other Collateral, shall be promptly forwarded to Seller by Subsidiary, in precisely the form received, except for its endorsement when required, and until so forwarded shall be deemed to be held in trust by Subsidiary for Seller and as Seller's property. Without limiting Seller's remedies and other rights hereunder, upon and during the continuance of an Event of Default, Seller may, pursuant to the power of attorney granted by Subsidiary to Seller in
     Section 14 hereof, endorse in Subsidiary's name any of the checks and other items described in the preceding sentence.


                          -51-
     (e) All Proceeds forwarded to Seller shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. In no event shall any checks, drafts or other instruments which are forwarded to Seller pursuant hereto constitute final payment unless and until such instruments have been collected.

     (f) Upon the written request of Seller at any time after the occurrence and during the continuance of an Event of Default, Subsidiary will notify account debtors and parties to the Accounts that the Accounts have been assigned to Seller and that payments shall be made directly to Seller. In addition, Seller may at any time after and during the continuance of an Event of Default notify such account debtors and parties (including by forwarding to such account debtors and parties the forms of letter executed and delivered by Subsidiary to Seller on the date hereof, which letters may be dated and completed (by way of example only, the name and address of, and the amount owing by, the Account debtor) by Seller in any manner Seller deems reasonably advisable). At any time after the occurrence and during the continuance of an Event of Default Seller may, in its own name or in the name of others, communicate with account debtors and parties to the Accounts in order to verify with them to Seller's satisfaction the existence, amount and terms of any Accounts.

     SECTION 5. Notices; Reports. Subsidiary will promptly advise Seller, in reasonable detail, at its address set forth in Section 12.08 of the Purchase Agreement, of the occurrence of any event or circumstance which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder. On the I5th and the last day of each month, provided such day is a Business Day and, if not, then on the next Business Day thereafter, Subsidiary will provide to Seller an Account Report as of the next to last Business Day prior thereto. Prior to the 15th day of each month, Subsidiary will provide to Seller copies of its monthly cash flow reports relating to the prior month, indicating the difference between projections and actual results as well as operating projections covering the next three months and projected gross accounts receivable and net accounts receivable which are projected to he reflected in the next three months' Account Reports.
     Subsidiary will also provide any other information relating to Subsidiary reasonably requested by Seller from time to time. Such cash flow reports shall be in a form substantially similar to the form provided by Seller to Purchaser except to the extent required to provide the information required by this Section 5. Notwithstanding the provisions of Section 11.01 of the Asset Purchase Agreement, failure to provide the foregoing. reports of cash flow and Accounts Reports and/or non-willfully incorrect statements therein will not be deemed to be a default for which Seller can declare an Event of Default.



                          -52-
     SECTION 6. Release; Termination. (a) This Agreement and the
     Security Interest granted hereby shall terminate 91 days (such 91-day period being the "Termination Period") after Seller's receipt in full of the March 1997 Payment (as defined in the Purchase Agreement), together with all accrued interest thereon, if any, and all other obligations, if any; provided, that the Security Interest granted hereby shall be terminated on a day that is during, but prior to the end of, the Termination Period with respect to any Collateral that is pledged by Subsidiary to a bona fide lender as collateral for a loan to be made by such lender to Subsidiary or Purchaser on such day (provided that Seller is provided with reasonably acceptable written evidence that such loan will be made on such day); provided, further, that in no event shall this Agreement terminate at any time when an Event of Default under subsection 11.01 (iii), (iv) or (v) of the Purchase Agreement has occurred and is continuing.

     (b) In connection with any termination hereof pursuant to subsection 6(a), Seller shall immediately execute and deliver to Subsidiary, at Subsidiary's expense, all termination statements in order to terminate any financing statements filings and similar documents that Subsidiary shall reasonably request or deem advisable to evidence such termination. Seller shall, upon the written request of Subsidiary, confirm its obligations under the preceding sentence with respect to the termination hereof to a bona fide lender that is proposing to make a loan to Subsidiary secured by all or part of the Collateral which loan will be used by Subsidiary in whole or in part to pay the March 1997 Payment and Seller shall specifically confirm its obligation to execute and deliver UCC-3 termination statements to such bona fide lender upon Seller's bank's written confirmation to Seller that Seller has timely received via wire transfer of immediately available funds the March 1997 Payment. Any execution and delivery of termination statements or documents pursuant to this Section 6 shall be without recourse to or representation or warranty by Seller. Seller shall also provide Subsidiary with copies of any filed financing or continuation statement or other documents filed, registered or recorded by or on behalf of Seller. Seller acknowledges that" upon the termination hereof pursuant to subsection 6(a), the powers granted to it pursuant to Section 14 hereof shall immediately cease and agrees to attempt to notify at its own cost and expense all persons with whom Seller has acted as Subsidiary's attorney-in-fact under Section 14(c) hereof that it no longer has such power.

     SECTION 7.  Further Assurances; Return of Letters of Credit.
     (a)Subsidiary agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Seller may from time to time reasonably request to better assure and preserve the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery to or by Seller of this

                          -53-
     Agreement, the granting of the Security Interest created hereby, the filing of any financing statements, continuation statements or other documents in connection herewith, historical credit information regarding one or more Account debtors, the execution of any document necessary or advisable in Seller's reasonable judgment to comply with the Federal Assignment of Claims Act to the extent required by Section 11(i) hereof and/or any similar state statute or other law and the execution and delivery of any document required to supplement this Agreement. Subsidiary also hereby authorizes Seller to file any such financing or continuation statement and all other documents reasonably required or desired by Seller to be filed, registered or recorded to perfect any of the Liens in the Collateral granted herein, without the signature of Subsidiary to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. Except as provided in the immediately succeeding sentence, if any amount payable under or in connection with any of the Collateral shall be or become evidenced, covered or secured by any promissory note or other instrument or chattel paper, bill of lading, document of title, warehouse receipt, letter of credit or other document the possession of which is necessary or reasonably desirable to enable Seller to perfect a security interest therein, such promissory note or other instrument or chattel paper, letter of credit or other document shall be, within two Business Days of receipt thereof by or on behalf of Subsidiary, pledged and delivered to Seller, duly endorsed (if necessary) in a manner reasonably satisfactory to Seller. Immediately (i) upon the occurrence of an Event of Default described in Section 11.01(iii), (iv) or (v) of the Purchase Agreement, and (ii) after the written request by Seller upon the occurrence and during the continuance of any other
     Event of Default, Subsidiary shall deliver to Seller all documents of title, bills of lading and other documents and instruments, duly endorser or executed (if necessary) in a manner reasonably satisfactory to Seller, necessary to draw on any letter of credit delivered or to be delivered to Seller in accordance with the terms hereof. in addition, Seller may at any time after and during the continuance of an Event of Default notify issuers of letters of credit in which an interest was pledged to Seller pursuant hereto, and confirming banks with respect thereto, of the assignment of the proceeds of such letter of credit (including by forwarding to such issuing and confirming banks the forms of letter executed and delivered by Subsidiary to Seller on the date hereof, which letters may be dated and completed (by way of example only, the name and address of the issuing or confirming bank and a description of the letter of credit) by Seller in any manner Seller deems reasonably advisable).

     (b) Subsidiary may not draw on any letter of credit issued to or for the benefit of Subsidiary as security for an Account, except as provided in this subsection 7(b). For so long as no Event of Default has occurred and is continuing, Subsidiary may, upon not less than three Business Days' prior written notice to Seller, request the release of any letter of credit previously delivered to

                          -54-
     Seller pursuant hereto. After receipt of such notice from Subsidiary, and provided no Event of Default has occurred and is continuing, Seller shall promptly deliver to Subsidiary the original of the letter of credit to be drawn upon. Subsidiary shall submit all documents and take all other actions necessary to draw upon such letter of credit to the issuing or confirming bank, as appropriate, within five Business
     Days of its receipt of the original of such letter of credit.


     SECTION 8. Inspection and Verification. Seller and such persons as Seller may designate shall have the right, at any reasonable time or times during Subsidiary's normal office hours, upon reasonable notice and at Seller's own cost and expense, to inspect Subsidiary's Books and Records (and to make extracts and copies from such records) and the other Collateral, to discuss Subsidiary's affairs reasonably related to the Collateral (including without limitation expected future sales) with the officers of Subsidiary and its independent accountants and to obtain other information relating to the Collateral; provided, however, that Seller shall treat all information of a confidential or proprietary nature that it receives as confidential in accordance with Section 12 of the Amendment. Any discussion to be held with Subsidiary's officers or independent accountants shall be at such times as shall not unreasonably interfere with Subsidiary, Subsidiary's officers or its independent accountants.

     SECTION 9. Taxes; Encumbrances. Subsidiary agrees to pay and discharge all taxes, assessments, charges, fees, security interests or other Liens at any time levied or placed on the Collateral. At its option, Seller may, if Subsidiary falls following thirty days written notice from Seller, discharge past due taxes, assessments, charges, fees, security interests or other Liens at any time levied or placed on the Collateral, and may pay for the maintenance and preservation of the Collateral to the extent Subsidiary fails to do so following thirty days written notice from Seller as required by this Agreement or the Purchase Agreement, and Subsidiary agrees to reimburse Seller on demand for any reasonable and documented expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 9 shall be interpreted as excusing Subsidiary from paying and discharging all taxes, assessments, charges, fees, security interests or other Liens at any time levied or placed on the Collateral as set forth herein.

     SECTION 10. Representations and Warranties. Subsidiary represents, warrants and covenants to and with Seller that:

     (a) Filings. Fully executed financing statements containing a description of the Collateral have been delivered to Seller for filing in every governmental, municipal or other office in the jurisdiction necessary to establish a valid and

                          -55-
     perfected security interest in favor of Seller in respect of the Collateral in which a security interest may be perfected by filing a financing statement in the United States and its territories and possessions, and no further filing or registration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

     (b) Validity of Security Interest. The Security Interest constitutes a valid and, upon the filing of the financing statements referred to in subsection 10(a), perfected first priority security interest in all such Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions.

     (c) Absence of Other Liens. Subsidiary owns the Collateral with respect to which it has purported to grant the Security Interest hereunder and has not granted any Lien on (including executing any UCC-1 financing statements) any such Collateral. There are no Liens on any such Collateral which arose subsequent to the dates of the Recent Purchaser SEC Documents (as defined in the Purchase
     Agreement) pursuant to any law, rule or regulation relating to the environment and to the best of its knowledge, there are no other
     Liens on any such Collateral, except for claims for chargebacks and credits arising in the ordinary course of business, none of which Liens have been perfected under the Uniform Commercial Code, under any mechanic's lien law, materialmen's lien law or other statute, or under common law, No security agreement, financing statement or other public notice with respect to all or any part of such Collateral is on file or of record in any public office, except such as may have been filed in favor of Seller pursuant to this Agreement.
     (d) Accounts. The amount represented by Subsidiary to Seller as owing by each account debtor or by all account debtors in respect of the Accounts in the Account Report delivered contemporaneously herewith and in each Account Report delivered after the date hereof pursuant to Section 5 is, as to the first Account Report on the date hereof, and will be, as to each subsequent Account Report, the correct amount actually owing by such Account debtor or debtors thereunder, in each case listing the cumulative amount of all estimated chargebacks (as reasonably estimated by Subsidiary) of any kind or nature whatsoever relating to such Accounts (including those currently payable and those payable in the future). No amount payable to Subsidiary under or in connection with any of the Accounts is, as to the first Account Report on the date hereof, or will be, as to each subsequent Account Report, evidenced by any instrument, chattel paper, letter of credit or other document the possession of which is reasonably necessary or reasonably desirable to enable Seller to perfect a security interest therein which has not been delivered to Seller together with a pledge agreement reasonably satisfactory to Seller. The aggregate amount of Accounts owed by Account debtors that are governmental entities, together with all

                          -56-
     Accounts (as defined in the Security Agreement) owed by Account
     (as defined in the Security Agreement) debtors that are governmental entities, is not in excess of $100,000.

     (e) Chief Executive Office; Books and Records. Subsidiary's chief executive office and chief place of business is located at 383 Route
     46 West, Fairfield, New Jersey.  Subsidiary keeps its Books and
     Records concerning the Accounts and all other Collateral at the same address. Approximately 33% (based upon by fair market value) of Subsidiary's inventory is kept at a warehouse located at 4605 Hickory Hill Road, Memphis, Tennessee 38141. Subsidiary has not at any time within the past six months maintained its chief executive office or chief place of business, its records concerning the Collateral at any location except those described in this subsection 10(e). No manufacturing operations are performed at any premises owned or leased by Subsidiary in New Jersey. All rent to each landlord of Subsidiary and all fees due to any warehouseman operating a warehouse where inventory of Subsidiary is located has been paid through December 31, 1996.

     (f) Miscellaneous. None of the Collateral constitutes, or is the Proceeds of, farm products.

     (g) Disclosure. No representation or warranty by Subsidiary in this Agreement or any other agreement, document or instrument to be executed and delivered by Subsidiary pursuant hereto, or any information in any Schedule referred to herein or in any such document or instrument, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

     (h) Letters of Credit. There is no security for (including no letters of credit securing or evidencing) the payment of any of the Accounts other than the Existing Letter of Credit. The face amount of the Existing Letter of Credit does not exceed $100,000. Subsidiary shall deliver to Seller all letters of credit and/or instruments hereafter received by or on behalf of Subsidiary which evidence or secure an Account. Subsidiary shall use its best efforts, (A) to deliver the Existing Letter of Credit to Seller as soon as possible after the date hereof, and (B) without any material additional cost or expense, to cause each letter of credit issued after the date hereof to or for the benefit of Subsidiary as security for any Account to provide that it is transferable (and not just assignable). Pursuant to and in accordance with Section 14, Seller shall have the right, with respect to each Existing Letter of Credit, and will have the right, with respect to each letter of credit issued after the date hereof to or for the benefit of Subsidiary as security for any Account, to draw upon and otherwise act as fully as Subsidiary can act with regard to such Existing Letter of Credit or other letter of credit, as the case may be.
                          -57-
     SECTION 11. Covenants Regarding Collateral. Subsidiary covenants and agrees with Seller that, from and after the date of this Agreement until this Agreement is terminated in accordance with its terms:

     (a) Maintenance of Records. Upon the request of Seller, Subsidiary will mark its Books and Records in a commercially reasonable manner to evidence this Agreement and the Security Interest granted hereby. After the occurrence of an Event of Default and at the written request of Seller (and without limiting the generality of Seller's rights hereunder), Subsidiary shall turn over its Books and Records to Seller or to its representative during normal business hours.

     (b)Compliance with Laws, etc. Subsidiary will comply with all laws, rules and regulations and determinations of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Collateral or any part thereof or to the operation of Subsidiary's business, except to the extent that failure to comply therewith would not, individually or in the aggregate, have a material adverse effect on the Collateral or the business, operations, property or condition (financial or otherwise) of Purchaser and its Subsidiaries (as defined in the Purchase Agreement), taken as a whole, or on the ability of Subsidiary to perform its obligations hereunder.

     (c) Limitations on Modifications to Agreements Giving Rise to
     Accounts. Except in the ordinary course of Subsidiary's business and consistent with past practice, Subsidiary will not amend, modify, terminate or waive any provision of any agreement giving rise to any of the Accounts in any manner which could reasonably be expected to materially adversely affect the value of any such Account as Collateral. Subsidiary will perform and comply in all material respects with all of its obligations under each such agreement.

     (d) Limitations on Discounts, Compromises, Extensions  of Accounts.
     Other than in the ordinary course of business as generally conducted by Subsidiary over a period of time, Subsidiary will not grant any extension of the time for the payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person or entity liable for the payment thereof, or allow any credit or discount whatsoever thereon.

         (e) Limitation on Liens. Subsidiary will not contract, create, incur, assume or suffer to exist any Lien upon or with respect to any of the
              Collateral other than (i) Liens on trademarks none of which constitutes Collateral granted by Subsidiary to the Persons who have sold or hereafter sell such trademarks to Subsidiary (or who sell stock to Subsidiary as to which trademarks are assets owned by the
       Corporation so sold), (ii) Liens relating to chargebacks or other claims, none of which Liens are perfected under the Uniform Commercial Code, under any

                          -58-
     mechanic's lien law, materialmen's law or other statute, or under common law and all of which Liens are subordinate to Seller's liens, and (iii) Liens in favor of Seller.

     (f) Locations of Collateral; Place of Business. Subsidiary will not change, or permit to be changed, the location of its chief executive office or chief place of business or the name or names used to identify it in its business or the ownership or the location of its Books and Records or any other Collateral without prior written notice to Seller and unless all filings under the Uniform Commercial Code or otherwise that are reasonably requested by Seller have been made.

     (g) Limitations on Dispositions of Collateral. Subsidiary will not sell, transfer, assign or otherwise divest itself of the Collateral, provided that for so long as no Event of Default has occurred and is continuing, Subsidiary may use the Books and Records in the ordinary course of its business until written notice from Seller is received objecting to such use, and may collect all amounts paid by or on behalf of any Account debtor in accordance with Section 4(d).

     (h) Ordinary Course Invoicing and Collections. Subsidiary will invoice its customers and collect Accounts from its customers in the ordinary course of business as generally conducted by Subsidiary over a period of time.

     (i) Assignment of Claims. Upon the occurrence and during the continuance of an Event of Default, Subsidiary will take all actions necessary or reasonably requested by Seller to enable Seller to realize directly upon Accounts owed by obligors that are governmental entities, including complying with the terms of the Federal
     Assignment of Claims Act and any similar state law or regulation. Pursuant to and in accordance with Section 14, Seller shall have the right to take all such actions as fully as Subsidiary can do.

     SECTION 12. Protection of Securitv; Corporate Matters. Subsidiary shall, at its own cost and expense, take any and all reasonable actions necessary or appropriate to defend title to the Collateral against all persons and to defend the Security Interest of Seller in the Collateral and the priority thereof against any ad-verse Lien of any person or entity other than Seller.

         SECTION 13. Continuing Obligations of Subsidiary. Subsidiary shall indemnify, defend and hold harmless Seller and its officers, directors, employees and agents and each of them severally, from and against any and all (i) liabilities and obligations to be observed and performed by Subsidiary under each contract, agreement, interest or obligation and (ii) claims or demands, as to clauses (i) and (ii), arising out of, in connection with or otherwise relating to the Collateral, except to the extent such claim or demand arises from Seller's failure to act in a

                          -59-
     commercially reasonable manner. In addition, subject to the other provisions of Article IX of the Asset Purchase Agreement (except the provisions making Article IX the sole recourse of the parties) Subsidiary hereby agrees to indemnify and hold Seller harmless on an after-tax basis from and against any and all Losses arising out of, based upon or caused by the inaccuracy of any representation or the breach of any warranty, covenant or agreement of Subsidiary contained herein or in any agreement or certificate delivered by Subsidiary in connection herewith. The provisions of this Section 13 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Operative Document or any investigation made by or on behalf of Seller.

         SECTION 14.  Remedies Upon Default; Attorney-In-Fact. (a)
     Subsidiary hereby grants to Seller an irrevocable license (exercisable without payment of royalty or other compensation to Subsidiary), upon the occurrence and during the continuance of an Event of Default (and subject to Section 11.02 of the Purchase Agreement), to use any Books and Records, including, without limitation, all computer software and programs used for the compilation and printout of information relating to the Accounts. Upon the occurrence and during the continuance of an Event of Default (and subject to Section 11.02 of the Purchase Agreement), Subsidiary agrees to deliver each item of Collateral to Seller on demand, and it is agreed that Seller shall have the right to take any or all of the following actions at the same or different times, with or without legal process and with or without additional notice or demand for performance
     (except for providing notice as provided in Section 11.02 of the Purchase Agreement): to take possession of the Collateral and, without liability for trespass, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and ' generally, to exercise any and all rights and remedies Seller may have under this Agreement or any other
     Operative Document and any and all rights and remedies afforded to a secured party under the UCC or its equivalent in other jurisdictions or other applicable law in either the United States or any foreign jurisdiction. Without limiting the generality of the foregoing, Subsidiary agrees that Seller shall have the right to sell or otherwise dispose of all or any part of the Collateral at public or private sale, for cash, upon credit or for future delivery as Seller shall reasonably deem appropriate. In connection with the consummation of any such sale, Seller shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Subsidiary (regardless of whether Seller has any liability to Subsidiary by reason of any breach of any obligation hereunder), and Subsidiary hereby waives (to the fullest extent permitted by applicable law) all

                          -60-
     rights of redemption, stay and appraisal which Subsidiary now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     (b) Seller shall give Subsidiary 10 Business Days' prior written notice (which Subsidiary agrees is reasonable notice within the meaning of Section 9-504(3) of the UCC or its equivalent in other jurisdictions) of Seller's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and the day on which the Collateral, or portion thereof, will first be offered for sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Seller may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Seller may (in its sole and absolute discretion) determine. Seller shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Seller may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Seller until the sale price is paid by the purchaser or purchasers thereof, but Seller shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 14, Seller may itself bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of Subsidiary (all said rights being also hereby waived and released to the fullest extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Seller from Subsidiary as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Subsidiary. For purposes hereof, once a written agreement to sell the Collateral or any portion thereof has been entered into, (i) Seller shall be free to carry out such sale pursuant to such agreement and (ii) Subsidiary shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Seller shall have entered into such an agreement, all Events of Default shall have been remedied and the obligations defaulted on paid in full. As an alternative to exercising the power of sale herein conferred upon it, Seller may proceed by a suit or suits at law or in equity to foreclose this Agreement, may file any warrant of attorney, confession of judgment or similar document (together with such other pleadings as may be necessary to accomplish the purposes thereof (the

                          -61-
     preparation and filing of which are hereby expressly authorized by Subsidiary) and may sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 14 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the UCC or its equivalent in other jurisdictions.

     (c) Seller agrees with Subsidiary that the powers provided in this
     Section 14(c) shall not be exercisable until the number of days (if any) provided in Section 11.02 of the Purchase Agreement for the exercise of remedies by Seller has elapsed after the occurrence, and during the continuance, of an Event of Default. Subsidiary hereby irrevocably constitutes and appoints Seller and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Subsidiary and in the name of Subsidiary or in Seller's own name, from time to time in Seller's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all action and to execute any and all documents and instruments which may be -reasonably necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Subsidiary hereby gives Seller and any officer or agent thereof the power and right to do the following:

         (i) in the case of any Account, at any time when the authority of Subsidiary to collect Accounts has been curtailed or terminated pursuant to the first sentence of subsection 4(d), in the name of Subsidiary or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, letters of credit, acceptances or other instruments for the payment of moneys due under any Accounts or with respect to any other Collateral, and to file any claim or to take any other action or proceeding an any court of law or equity or otherwise deemed appropriate by Seller for the purpose of collecting any and all such moneys due under any such Account or with respect to any other such Collateral whenever payable (including, without limitation, to execute and present drafts necessary to draw upon, and to exercise any other rights of Subsidiary under, any letter of credit issued for the benefit of Subsidiary as security for any Account in accordance with the terms thereof); and

     (ii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Seller or as Seller shall direct (including, without limitation, to direct the issuer of, and/or confirming bank with respect to, any letter of credit issued for the benefit of Subsidiary as security for or to evidence any Account to forward all proceeds payable thereunder to Seller); (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or

                          -62-

     to become due at any time in respect of or arising out of any of the
     Collateral;   to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments verifications, notices and other documents in connection with any of the Collateral; (D) to defend at Subsidiary's expense any suit, action or proceeding brought against Seller with respect to any Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, to give such discharges or releases as Seller may deem appropriate; and (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Seller were the absolute owner thereof for all purposes, and to do, at Seller's option and Subsidiary's expense, at any time, or from time to time, all acts and things which Seller deems necessary or advisable to protect, preserve or realize upon the Collateral and the Security Interest and to effect the intent of this Agreement, all as fully and effectively as Subsidiary might do.

     (d) without limiting any of Subsidiary's rights under this Agreement or otherwise, including, inter alia, claims by Subsidiary against Seller arising out of the exercise of the powers granted hereunder, Subsidiary hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of the powers granted in subsection 14(c). Such power of attorney is a power coupled with an interest and shall be irrevocable.

     (e) The powers conferred on Seller under subsection 14(c) are to protect Seller's interests in the Collateral and shall not impose any duty upon Seller to exercise any such powers. Seller shall be accountable only for amounts that Seller actually receives as a result of the exercise of such powers, and neither Seller nor any of its officers, directors, employees or agents shall be responsible to Subsidiary for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Seller hereby agrees to indemnify and hold Subsidiary and its officers, directors, employees and agents and each of them severally, from and against any and all liabilities, and obligations or claims or demands arising out of or in connection with Seller's exercise of the power of attorney granted pursuant to Section 14(c) to the extent that such exercise is made in violation of the first sentence of section 14(c) or arises as a result of the gross negligence or willful misconduct of Seller, its officers, directors, employees or agents.

         SECTION 15. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 14, as well as any Collateral consisting of cash, shall be applied by Seller as follows:

     FIRST, to the payment of Obligations (which include, without limitation, principal and interest payable in connection with the March 1997 Payment, and all costs

                          -63-
     and expenses reasonably incurred by Seller in connection with such sale, including, without limitation, all court costs and the reasonable fees, other reasonable charges and disbursements of its agents and legal counsel and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or thereunder); and

     SECOND, to Subsidiary, its successor or assigns, or as a court of competent jurisdiction may otherwise direct.

     Seller shall have absolute discretion as to the time of application and/or actual application of any such proceeds, monies or balances in accordance with this Agreement. Upon any sale of the Collateral by Seller (including pursuant to a power of sale granted by statute or under a judicial proceedings, the receipt of Seller or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Seller or such officer or be answerable in any way for the misapplication thereof.

     SECTION 16. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.08 of the Purchase Agreement if to Seller, at its address set forth in Section
     12.08 of the Purchase Agreement and if to Subsidiary, at the following address: Doak Dermatologics, Inc., 383 Route 46 West, Fairfield, New Jersey, Fax: (201) 575-5366 Attention: Chief Executive Officer.

     SECTION 17. Security Interest Absolute. All rights of Seller hereunder, the Security Interest granted hereunder and all obligations of Subsidiary hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Purchase Agreement, any other Operative Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, or any failure, omission, delay or lack of diligence on the part of Seller to enforce, assert or exercise any right, power or remedy under the Purchase Agreement or any other Operative Document, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations (including any compromise, surrender, settlement, acceleration, release or termination of all or any of the obligations), or any other amendment or waiver of or any consent to any departure from the Purchase Agreement, any other Operative Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on the Collateral or any other collateral securing all or any of the Obligations, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the obligations or (d) except as provided in Section 6,

                          -64-

     any other circumstance that might otherwise constitute a defense available to, or a discharge of, Subsidiary in respect of the obligations or this Agreement (other than the indefeasible payment in full of the Obligations). The obligations and liabilities of Subsidiary hereunder shall not be conditioned or contingent upon the pursuit by Seller at any time of any right or remedy against Purchaser or against any other person or entity which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor or guaranty thereof or right of offset with respect thereto.
     The obligations of Subsidiary hereunder are primary.

     SECTION 18. Survival of Agreement. All covenants, agreements, representations and warranties made by Subsidiary herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Operative Document shall be considered to have been relied upon by Seller and shall survive the closing of the transactions contemplated hereby, regardless of any investigation made by Seller or on its behalf, and, except as otherwise provided in Sections 13 and 20 hereof and in any other Section which provides that certain provisions shall survive the termination of this Agreement, shall continue in full force and effect until this Agreement is terminated in accordance with its terms.

     SECTION 19. Assignments. This Agreement shall be binding upon Subsidiary and Seller and their respective successors and assigns, and shall inure to the benefit of Subsidiary and Seller, and their respective successors and assigns, except that Subsidiary shall not have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void). Seller may not assign its rights hereunder without the consent of Subsidiary, except upon the occurrence and during the continuance of an Event of Default.
     SECTION 20. Reimbursement of Seller. (a) Subsidiary agrees to pay upon demand to Seller the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that Seller may incur in connection with
     (i) the custody or preservation of ' or the sale of, collection from or other realization upon any of the Collateral, (ii) the exercise, enforcement or protection of any of the rights of Seller hereunder or any other Operative Document or (iii) the inaccuracy in any material respect of any representation herein or any other Operative
     Document, or the failure of Subsidiary to materially perform or observe any of the provisions hereof or any other Operative
     Document. If Subsidiary shall fall to do any act or thing that it has covenanted to do hereunder or any representation or warranty of Subsidiary hereunder shall be breached, Seller may, following thirty days written notice to Subsidiary (or such shorter cure period as may be set forth in clause (ii) of Section 11.01 of the Purchase
     Agreement) of such failure or breach in the case of failures or breaches which are curable pursuant to the terms of clause (ii) of
     Section 11.01

                          -65-
     of the Purchase Agreement (but shall not be obligated to), do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations the cost or expense incurred by Seller in so doing, provided, that such thirty-day period shall not either (i) create any cure period which does not exist under Section
     11.01 or Section 11.02 of the Purchase Agreement, or (ii) expand any cure period which is less than thirty days under Section 11.01 or
     Section 11.02 of the Purchase Agreement.

     (b) Without limiting the generality of Subsidiary's indemnification obligations under the other Operative Documents and subject to Seller's indemnification of Subsidiary under the Purchase Agreement
     (if any), Subsidiary agrees to indemnify Seller and its affiliates (collectively, the "Indemnitees) against, and hold each of them harmless from, any and all losses, claims, demands, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, Subsidiary's execution, delivery or performance (or non-performance) of this Agreement or any other operative Document or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, demands, damages, liabilities or related expenses have resulted from such Indemnitee's failure to act in a commercially reasonable manner or from the gross negligence, bad faith or wilful misconduct of such Indemnitee.

     (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby. The provisions of this section 20 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Operative Document or any investigation made by or on behalf of Seller. All amounts due under this Section
     20 shall be payable on written demand therefor and shall bear interest from the date of incurrence of such liability at the Default Rate (as defined in the Purchase Agreement). Subsidiary's obligations under this Section 20 shall survive the termination of this Agreement.

     SECTION 21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to any applicable principles of conflict of laws.

     SECTION 22. Waivers; Amendment. (a) No failure or delay of Seller in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or

                          -66-
     further exercise thereof or the exercise of any other right or power. The rights and remedies of Seller hereunder and under the other Operative Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by Subsidiary therefrom shall in any event be effective unless the same shall be given in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Subsidiary in any case shall entitle Subsidiary to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between Subsidiary and Seller.

     SECTION 23. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 23.

     SECTION 24. Severability. in the event any one or more of the provisions contained in this Agreement or in any other Operative Document should be held invalid, illegal or unenforceable in any respect, the validity, legality enforceability of the remaining provisions contained therein shall not in any way be affected or impaired being understood that the invalidity of a particular a particular jurisdiction shall not in and of itself validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 25.  Jurisdiction; Consent to Service of Process.
     (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating to any such action or proceeding, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action

                          -67-

     or proceeding may be heard and determined in such New York State
     Court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Operative Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 26. Headings. Article, Section and subsection headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 27. Counterparts. This Agreement may be executed in two or more counterparts (and via fax), each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

     SECTION 28. Specific Performance. Each party hereto acknowledges and agrees that a breach by such party of its covenants contained herein may result in irreparable injury to the other party for which there is no adequate remedy at law (whether or not any such breach is a breach specified in Section 11.01(ii) of the Purchase Agreement) and that the other party shall be entitled to seek specific enforcement of the same by means of a temporary restraining order, a preliminary or permanent injunction and/or other equitable relief issued by a court having jurisdiction thereof. The foregoing remedies shall be in addition to, and not in lieu of, any other remedies and relief to which either party may be entitled.

         IN WITNESS WHEREOF, Subsidiary and Seller have duly executed this Agreement as of the day and yet above written.




                          -68-
     DOAK DERMATOLOGICS, INC.

     By:

     Name: Daniel Glassman
     Title: Chief Executive Officer

     BERLEX LABORATORIES, INC.

     By:
Name:    Wolfgang Kunze
     Title: Chief Financial Officer








                          -69-

     State of New Jersey
         ss:

     County of Morris

     BE IT REMEMBERED, that on this 23rd day of December, 1996, before me the subscriber, an attorney of the State of New Jersey, personally appeared, Wolfgang Kunze, the Chief Financial Officer of BERLEX LABORATORIES, INC., a Delaware Corporation, who, I am satisfied, is the person who executed the within instrument as the Chief Financial Officer of said corporation, and be acknowledged that he signed and delivered the same as such officer, that the within instrument is the voluntary act and deed of said corporation made by virtue of authority of its board of directors and that it was sealed with the proper corporate seal.



     An Attorney of the State of New Jersey

























                          -70-

COURT                                        Index No.

COUNTY OF                               AFFIDAVIT OF
                                             CONFESSION OF
                         Plaintiff(s)             JUDGMENT

     against

                         Defendant(s)

STATE OF NEW YORK, COUNTY OF       ss.:

      Daniel Glassman, being duly sworn, deposes and says; that deponent is (the Chief Financial Officer of Bradley Pharmaceuticals, Inc. a corporation and is duly authorized to make this affidavit on behalf of the corporate defendant herein.

          The defendant hereby confesses judgment herein and authorizes entry thereof against defendant in the sum of $1,700,000, plus interest at the rate equal to the prime rate plus 4%.

          Defendant resides at 383 Route 46 West, Fairfield in the County of Essex, State of New Jersey Defendant authorizes entry of judgement in New
York County, New York, if said residence address is not in New York State.

     This confession of judgment is for a debt justly to become due to the plaintiff arising from the following facts:

     Pursuant to an Asset Purchase Agreement dated as of November 10, 1993, as amended (the
"Purchase Agreement"), Bradley Pharmaceuticals, Inc. ("Bradley") purchased certain assets from Berlex
Laboratories, Inc. ("Berlex") for an agreed upon price of approximately $16 million (subject to certain adjustments) to be paid in installments. Bradley was unable to satisfy certain of its payment obligation under the Purchase Agreement. Berlex has agreed to restructure the payment schedule and reduce the amount due from Bradley to Berlex. Berlex and Bradley have agreed that $1.7 million of the remaining payments due from Bradley under the Purchase Agreement shall be paid as follows:
(I) $250,000 shall be paid on December 23, 1996, (ii) $250,000 shall be paid on December 31, 1996, (iii) $250,000 shall be paid on January 30, 1997,
(iv) $250,000 shall
be paid on February 18, 1997, and (v) $700,000 shall be paid on March 17, 1997, and other amounts
(which other amounts are not the subject of this Affidavit of Confession of Judgement) shall be payable thereafter. To induce Berlex to restructure the payment schedule and reduce the amount due, Bradley agreed to the entry of judgment against it for $1.7 million (or any unpaid balance thereof), plus interest at the rate equal to the entry of judgment against it for $1.7 million (or any unpaid balance thereof), plus interest at the rate equal to the prime rate plus 4%, if Bradley fails to timely satisfy any of its installment obligations described above.

This affidavit, if made in connection with an agreement for the purchase for $1,500.00 or less any commodities for any use other than a commercial or business use upon any plan of deferred payments whereby the price or cost is payable in two or more installments, was executed subsequent to the time a default occurred in the payment of an installment thereunder.


Sworn to before me this                 BRADLEY PHARMACEUTICALS, INC.
Day of December, 1996
                                  BY:

                                   The name signed must be printed beneath
                                   Daniel Glassman, Chief Executive Officer
                               -71-